PROSPECTUS Dated November 10, 2004                  Pricing Supplement No. 16 to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-117752
Dated November 10, 2004                                   Dated January 21, 2005
                                                                  Rule 424(b)(3)
                                   $20,500,000
                                 Morgan Stanley
                       GLOBAL MEDIUM-TERM NOTES, SERIES F
                                  Senior Notes
                                ________________

                    Capital Protected Notes due June 30, 2008
                 Based on the Value of a Basket of Three Indices

Unlike ordinary debt securities, the notes do not pay interest. Instead, the notes will pay at maturity the principal amount of $10 plus a supplemental redemption amount, if any, based on the average value of a basket consisting of the Dow Jones EURO STOXX 50(SM) Index, the S&P 500(R) Index and the Nikkei 225 Index, each of which we refer to as a basket index and collectively we refer to as the basket indices, as determined on four specified determination dates over the term of the notes.

o    The principal amount and issue price of each note is $10.
o    We will not pay interest on the notes.
o At maturity, you will receive the principal amount of $10 per note plus a supplemental redemption amount, if any, equal to the product of (i) $10 times (ii) the percentage, if any, by which the final average basket value exceeds the initial basket value times (iii)100%, which we refer to as the participation rate.
     o The initial basket value is 10, which is equal to the sum of (i) 2,940.87, the initial closing value of the Dow Jones EURO STOXX 50 Index, times .001133450, the Dow Jones EURO STOXX 50 Index multiplier,
          (ii) 1,167.87, the initial closing value of the S&P 500 Index, times .002854196, the S&P 500 Index multiplier and (iii) 11,238.37, the initial closing value of the Nikkei 225 Index, times .000296603, the Nikkei 225 Index multiplier. The initial closing values were determined on January 21, 2005, the day we priced the notes for initial sale to the public, and the multipliers for the basket indices were calculated on the basis of those initial closing values so that the initial basket value would equal 10 and the basket would be equally weighted among the three basket indices. The multiplier for each basket index will remain constant for the term of the notes.
     o The final average basket value will equal the arithmetic average of the basket closing values on June 30, 2005, June 30, 2006, June 30, 2007 and June 26, 2008, which we refer to as the determination dates.
     o The basket closing value on any determination date will equal the sum of (i) the closing value of the Dow Jones EURO STOXX 50 Index on such determination date times the Dow Jones EURO STOXX 50 Index multiplier,
          (ii) the closing value of the S&P 500 Index on such determination date times the S&P 500 Index multiplier and (iii) the closing value of the Nikkei 225 Index on such determination date times the Nikkei 225 Index multiplier.
o If the final average basket value is less than or equal to the initial basket value, you will receive only the principal amount of $10 and will not receive any supplemental redemption amount.
o Investing in the notes is not equivalent to investing in the basket indices or their component stocks.
o The notes have been approved for listing on the American Stock Exchange LLC, subject to official notice of issuance. The AMEX listing symbol for the notes is "NES."
o    The CUSIP number for the notes is 61746Y759.

You should read the more detailed description of the notes in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of Notes."

The notes involve risks not associated with an investment in conventional debt securities. See "Risk Factors" beginning on PS-8.

                                ________________

                               PRICE $10 PER NOTE
                                ________________

                         Price to             Agent's           Proceeds to
                          Public          Commissions(1)          Company
                         --------         --------------        -----------
Per note............      $10.00               $.25                $9.75
Total...............    $20,500,000          $512,500           $19,987,500

(1) For additional information, see "Supplemental Information Concerning Plan of Distribution" in this pricing supplement.


                                 MORGAN STANLEY

     For a description of certain restrictions on offers, sales and deliveries of the notes and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the notes, see the section of this pricing supplement called "Supplemental Information Concerning Plan of Distribution."

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the notes or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The notes may not be offered or sold to the public in Brazil. Accordingly, the offering of the notes has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to such offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

     The notes have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the notes, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     The notes may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has not issued and will not issue any advertisement, invitation or document relating to the notes, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

     The notes have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the notes to the public in Singapore.

                          SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the notes we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The notes offered are medium-term debt securities of Morgan Stanley. The return on the notes is linked to the performance of the Dow Jones EURO STOXX 50(SM) Index, the S&P 500(R) Index and the Nikkei 225 Index. These notes combine features of debt and equity by offering at maturity 100% protection of the issue price with the opportunity to participate in the upside potential of the underlying basket indices. The notes have been designed for investors who are willing to forgo market floating interest rates on the notes in exchange for a supplemental amount based on the percentage increase, if any, of the final average basket value over the initial basket value.

     "Standard and Poor's(R)," "S&P(R)" and "S&P 500(R)" are trademarks of Standard & Poor's Corporation and "Dow Jones EURO STOXX(SM)" and "STOXX(SM)" are service marks of STOXX Limited. These trademarks and service marks have been licensed for use by Morgan Stanley.

Each note costs $10              We, Morgan Stanley, are offering you Capital
                                 Protected Notes due June 30, 2008 Based on the
                                 Value of a Basket of Three Indices, which we refer to as the notes. The principal amount and issue price of each note is $10.

                                 The original issue price of the notes includes the agent's commissions paid with respect to the notes and the cost of hedging our obligations under the notes. The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the original issue price of the notes reflects these commissions and hedging costs is expected to adversely affect the secondary market prices of the notes. See "Risk Factors--The inclusion of commissions and projected profit of hedging in the original issue price is likely to adversely affect secondary market prices" and "Description of Notes--Use of Proceeds and Hedging."

Payment at maturity              Unlike ordinary debt securities, the notes do
                                 not pay interest. Instead, at maturity, you will receive the principal amount of $10 per note, plus a supplemental redemption amount based on the performance of a basket consisting of the Dow Jones EURO STOXX 50 Index, which we refer to as the Euro STOXX 50 Index, the S&P
                                 500 Index and the Nikkei 225 Index, if the final average basket value is greater than the initial basket value.

                                 The initial basket value is 10, which is equal to the sum of (i) 2,940.87, the initial closing value of the Euro STOXX 50 Index, times .001133450, the Euro STOXX 50 Index multiplier,
                                 (ii) 1,167.87, the initial closing value of the S&P 500 Index, times .002854196, the S&P 500
                                 Index multiplier and (iii) 11,238.37, the initial closing value of the Nikkei 225 Index, times .000296603, the Nikkei 225 Index multiplier. The initial closing values were determined on January 21, 2005, the day we priced the notes for initial sale to the public, and the multipliers for the basket indices were calculated on the basis of those initial closing values so that the initial basket value would equal 10 and the basket would be equally weighted among the three basket indices. The multiplier for each basket index will remain constant for the term of the notes.

                                 The final average basket value will equal the arithmetic average of the basket closing values on each of the four specified determination dates during the life of the notes.

                                 The basket closing value for each determination date will equal the sum of (i) the closing value of the Euro STOXX 50 Index on such determination date times the Euro STOXX 50 Index multiplier, (ii) the closing value of the S&P 500 Index on such determination date times the S&P 500 Index multiplier and (iii) the closing value of the Nikkei 225 Index on such determination date times the Nikkei 225 Index multiplier.

                                           100% Principal Protection

                                 At maturity, we will pay you at least $10, plus the supplemental redemption amount, if any.

                                      The Supplemental Redemption Amount
                                         Linked to the Basket Indices

                                 The supplemental redemption amount will be equal to the product of (i) $10 times (ii) the percentage, if any, by which the final average basket value exceeds the initial basket value times (iii) 100%, which we refer to as the participation rate. If the final average basket value is greater than the initial basket value, the supplemental redemption amount will be calculated as follows:

                                 supplemental          (final average basket value - initial basket value)
                                  redemption =  $10 x   ------------------------------------------------- x participation
                                    amount                             initial basket value                      rate

                                 where

                                 initial basket value =  10, which is the sum of
                                                     (i) 2,940.87, the initial
                                                      closing value of the Euro
                                                      STOXX 50 Index, times
                                                      .001133450, the Euro
                                                      STOXX 50 Index multiplier,
                                                      (ii) 1,167.87, the initial
                                                      closing value of the S&P
                                                      500 Index, times
                                                      .002854196, the S&P 500
                                                      Index multiplier and (iii)
                                                      11,238.37, the initial
                                                      closing value of the
                                                      Nikkei 225 Index, times
                                                      .000296603, the Nikkei 225
                                                      Index multiplier, each
                                                      calculated on January 21,
                                                      2005, the day we priced
                                                      the notes for initial sale
                                                      to the public

                                 final average     =  the arithmetic average of
                                 basket value         the basket closing values
                                                      on each of the four
                                                      determination dates, as
                                                      calculated by the
                                                      calculation agent on the
                                                      final determination date

                                 basket closing    =  on any determination date,
                                 value                the sum of (i) the Euro
                                                      STOXX 50Index closing
                                                      value on such
                                                      determination date times
                                                      the Euro STOXX 50 Index
                                                      multiplier, (ii) the S&P
                                                      500 Index closing value on
                                                      such determination date
                                                      times the S&P 500 Index
                                                      multiplier and (iii) the
                                                      Nikkei 225 Index closing
                                                      value on such
                                                      determination date times
                                                      the Nikkei 225 Index
                                                      multiplier

                                 determination      = June 30, 2005, June 30,
                                 dates                2006, June 30, 2007 and
                                                      June 26, 2008, in each
                                                      case subject to adjustment
                                                      in the event of certain
                                                      market disruption events

                                 participation rate = 100%

                                 If the final average basket value is less than or equal to the initial basket value, the supplemental redemption amount will be zero. In that case, you will receive only the principal amount of $10 for each note that you hold and will not receive any supplemental redemption amount. On PS-7, we have provided examples of hypothetical payouts on the notes.

                                 You can review the historical values of the basket indices in the section of this pricing supplement called "Description of Notes--Historical Information." The payment of dividends on the stocks that underlie the basket indices is not reflected in the levels of the basket indices and, therefore, has no effect on the calculation of the payment at maturity.

MS & Co. will be the             We have appointed our affiliate, Morgan Stanley
calculation agent                & Co. Incorporated, which we refer to as MS &
                                 Co., to act as calculation agent for JPMorgan
                                 Chase Bank, N.A. (formerly known as JPMorgan
                                 Chase Bank), the trustee for our senior notes.
                                 As calculation agent, MS & Co. will determine the initial basket value, the final average basket value, the basket percentage change and the supplemental redemption amount, if any, you will receive at maturity.

The notes will be treated as     The notes will be treated as "contingent
contingent payment debt          payment debt instruments" for U.S. federal
instruments for U.S. federal     income tax purposes, as described in the
income tax purposes              section of this pricing supplement called
                                 "Description of Notes--United States Federal
                                 Income Taxation." Under this treatment, if you are a U.S. taxable investor, you will generally be subject to annual income tax based on the comparable yield (as defined in this pricing supplement) of the notes even though you will not receive any stated interest payments on the notes. In addition, any gain recognized by U.S.
                                 taxable investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income. Please read carefully the section of this pricing supplement called "Description of Notes--United
                                 States Federal Income Taxation" and the
                                 sections called "United States Federal
                                 Taxation--Notes--Notes Linked to Commodity
                                 Prices, Single Securities, Baskets of
                                 Securities or Indices" and "United States
                                 Federal Taxation--Backup Withholding" in the accompanying prospectus supplement.

                                 If you are a foreign investor, please also read the section of this pricing supplement called "Description of Notes--United States Federal Income Taxation--Non-U.S. Holders."

                                 You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Where you can find more          The notes are senior notes issued as part of
information on the notes         our Series F medium-term note program. You can
                                 find a general description of our Series F medium-term note program in the accompanying prospectus supplement dated November 10, 2004.
                                 We describe the basic features of this type of
                                 note in the sections of the prospectus
                                 supplement called "Description of
                                 Notes--Floating Rate Notes" and "--Notes Linked to Commodity Prices, Single Securities, Baskets of Securities or Indices."

                                 Because this is a summary, it does not contain all the information that may be important to you. For a detailed description of the terms of the notes, you should read the "Description of Notes" section in this pricing supplement. You should also read about some of the risks involved in investing in notes in the section called "Risk Factors." The tax treatment of investments in index-linked notes such as these differs from that of investments in ordinary debt securities. See the section of this pricing supplement called "Description of Notes--United States Federal Income Taxation." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the notes.

How to reach us                  You may contact your local Morgan Stanley
                                 branch office or our principal executive offices at 1585 Broadway, New York, New York
                                 10036 (telephone number (212) 761-4000).

                        HYPOTHETICAL PAYOUTS ON THE NOTES

     At maturity, if the final average basket value is greater than the initial basket value, for each $10 principal amount of notes that you hold, you will receive a supplemental redemption amount in addition to the principal amount of $10. The supplemental redemption amount will be calculated on the final determination date and is equal to the product of (i) $10 times (ii) the percentage, if any, by which the final average basket value exceeds the initial basket value times (iii) the participation rate.

     Presented below is a hypothetical example showing how the payout on the notes, including the supplemental redemption amount, is calculated, as well as a table showing a range of hypothetical payouts on the notes.

Example:

The final average basket value is 50% greater than the initial basket value.

Initial basket value:           10
Final average basket value:     15
Participation rate:            100%

      supplemental redemption
      amount per note          =     $10  x   15 - 10   x  100%  =  $5
                                              -------
                                                10

     In the example above, the total payment at maturity per note will equal $15, which is the sum of the principal amount of $10 and a supplemental redemption amount of $5. The examples of the hypothetical supplemental redemption amounts and payouts at maturity provided in the table below are intended to illustrate the effect of the participation rate on each $10 principal amount of notes for the specified final average basket values, however they do not cover the complete range of possible payouts at maturity.

                 Final
 Percent Return  Average                  Supplemental                Percent
   of Basket     Basket      Principal     Redemption   Payment at   Return on
    Indices       Value       Amount         Amount      Maturity   on $10 Note
 --------------  ------      ---------    ------------  ----------  -----------
      -100%          0       $   10.00    $     0.000   $   10.000      0.00%
        --          --           --               --           --         --
       -50%          5       $   10.00    $     0.000   $   10.000      0.00%
       -40%          6       $   10.00    $     0.000   $   10.000      0.00%
       -30%          7       $   10.00    $     0.000   $   10.000      0.00%
       -20%          8       $   10.00    $     0.000   $   10.000      0.00%
       -10%          9       $   10.00    $     0.000   $   10.000      0.00%
         0%         10       $   10.00    $     0.000   $   10.000      0.00%
        10%         11       $   10.00    $     1.000   $   11.000     10.00%
        20%         12       $   10.00    $     2.000   $   12.000     20.00%
        30%         13       $   10.00    $     3.000   $   13.000     30.00%
        40%         14       $   10.00    $     4.000   $   14.000     40.00%
        50%         15       $   10.00    $     5.000   $   15.000     50.00%
        60%         16       $   10.00    $     6.000   $   16.000     60.00%
        70%         17       $   10.00    $     7.000   $   17.000     70.00%
        80%         18       $   10.00    $     9.000   $   18.000     80.00%
        90%         19       $   10.00    $     9.000   $   19.000     90.00%
       100%         20       $   10.00    $    10.000   $   20.000    100.00%

     You can review the historical values of the basket indices for the period from January 1, 1999 through January 21, 2005 in the section of this pricing supplement called "Description of Notes--Historical Information." You cannot predict the future performance of the basket indices based on its historical performance.

                                  RISK FACTORS

     The notes are not secured debt and, unlike ordinary debt securities, the notes do not pay interest. Investing in the notes is not equivalent to investing directly in the basket indices. This section describes the most significant risks relating to the notes. You should carefully consider whether the notes are suited to your particular circumstances before you decide to purchase them.

Unlike ordinary senior notes,    The terms of the notes differ from those of
the notes do not pay interest    ordinary debt securities in that we will not
                                 pay interest on the notes. Because the
                                 supplemental redemption amount due at maturity may equal zero, the return on your investment in the notes (the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security. The return of only the principal amount at maturity will not compensate you for the effects of inflation and other factors relating to the value of money over time. The notes have been designed for investors who are willing to forgo market floating interest rates on the notes in exchange for a supplemental amount based on the percentage increase, if any, of the final average basket value over the initial basket value.

The notes may not pay            If the final average basket value is less than
more than the principal          or equal to the initial basket value, you will
amount at maturity               receive only the principal amount of $10 for
                                 each note you hold at maturity.

Secondary trading may be         There may be little or no secondary market for
limited                          the notes. Although the notes have been
                                 approved for listing on the American Stock
                                 Exchange LLC, which we refer to as the AMEX, it is not possible to predict whether the notes will trade in the secondary market. Even if there is a secondary market, it may not provide significant liquidity. MS & Co. currently intends to act as a market maker for the notes but is not required to do so. If at any time MS
                                 & Co. were to cease acting as a market maker, it is likely that there would be significantly less liquidity in the secondary market, in which case the price at which you would be able to sell your notes would likely be lower than if an active market existed.

Market price of the notes        Several factors, many of which are beyond our
influenced by many               control, will influence the value of the notes
unpredictable factors            in the secondary market and the price at which
                                 MS & Co. may be willing to purchase or sell the notes in the secondary market, including:

                                 o  the closing value of each of the basket
                                    indices at any time and, in particular, on the specified determination dates

                                 o the volatility (frequency and magnitude of changes in value) of the basket indices

                                 o  interest and yield rates in the market

                                 o  geopolitical conditions and economic,
                                    financial, political and regulatory or
                                    judicial events that affect the securities underlying the basket indices or stock markets generally and that may affect the final average basket value o the time remaining to the maturity of the notes

                                 o the dividend rate on the stocks underlying the basket indices

                                 o  our creditworthiness

                                 Some or all of these factors will influence the price that you will receive if you sell your notes prior to maturity. For example, you may have to sell your notes at a substantial discount from the principal amount if at the time of sale or on earlier determination dates the basket closing value is at, below or not sufficiently above the initial basket value or if market interest rates rise.

                                 You cannot predict the future performance of the basket indices based on their historical performance. We cannot guarantee that the final average basket value will be higher than the initial basket value so that you will receive at maturity an amount in excess of the principal amount of the notes.

The inclusion of                 Assuming no change in market conditions or any
commissions and                  other relevant factors, the price, if any, at
projected profit from            which MS & Co. is willing to purchase notes in
hedging in the original          secondary market transactions will likely be
issue price is likely to         lower than the original issue price, since the
adversely affect secondary       original issue price included, and secondary
market prices                    market prices are likely to exclude,
                                 commissions paid with respect to the notes, as well as the projected profit included in the cost of hedging our obligations under the notes. In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

Changes in the value of          Price movements in the basket indices may not
one or more of the basket        correlate with each other. At a time when the
indices may offset each          value of one or more of the basket indices
other                            increases, the value of one or more of the
                                 other basket indices may not increase as much or may even decline in value. Therefore, in calculating the basket closing value on a determination date, increases in the value of one or more of the basket indices may be moderated, or wholly offset, by lesser increases or declines in the value of one or more of the other basket indices. You can review the historical prices of each of the basket indices for each calendar quarter in the period from January 1, 1999 through January 21,
                                 2005 and a graph of historical basket values for the period from January 1, 1999 through January 21, 2005 in this pricing supplement under "Description of Notes--Historical
                                 Information." You cannot predict the future performance of any of the basket indices or of the basket as a whole, or whether increases in the levels of any of the basket indices will be offset by decreases in the levels of other basket indices, based on their historical performance. In addition, there can be no assurance that the final average basket value will be higher than the initial basket value.
                                 If the final average basket value is at or below the initial basket value, you will receive at maturity only the principal amount of the notes.

Investing in the notes is        Because the final average basket value is based
not equivalent to investing      on the closing value of the basket on the four
in the basket indices            determination dates during the term of the
                                 notes, it is possible for the final average basket value to be lower than the initial basket value even if the value of the basket at maturity is higher than the initial basket value. A decrease in the basket value on any one determination date could more than offset the increases in the basket value on other determination dates.

Adjustments to the basket        STOXX Limited, a joint venture between Deutsche
indices could adversely          Boerse AG, Dow Jones & Company and SWX Swiss
affect the value of the          Exchange and the publisher of the Euro STOXX 50
notes                            Index, is responsible for calculating and
                                 maintaining the Euro STOXX 50 Index. Standard &
                                 Poor's Corporation, or S&P(R), the publisher of the S&P 500 Index, is responsible for calculating and maintaining the S&P 500 Index.
                                 Nihon Keizai Shimbun, Inc. ("NIKKEI"), the publisher of the Nikkei 225 Index, is responsible for calculating and maintaining the Nikkei 225 Index.

                                 The publisher of any basket index can add, delete or substitute the stocks underlying the basket index, and can make other methodological changes required by certain events relating to the underlying stocks, such as stock dividends, stock splits, spin-offs, rights offerings and extraordinary dividends, that could change the value of the basket index. Any of these actions could adversely affect the value of the notes.

                                 The publisher of any basket index may
                                 discontinue or suspend calculation or
                                 publication of the basket index at any time. In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the notes insofar as, for example, MS & Co. is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, on the following determination date(s) the basket closing value will be an amount based on the closing prices of the remaining basket indices and the stocks underlying the discontinued index at the time of such discontinuance, without rebalancing or substitution, computed by MS & Co, as calculation agent, in accordance with the formula for calculating the index closing value last in effect prior to discontinuance of the applicable basket index.

You have no shareholder          As an investor in the notes, you will not have
rights                           voting rights to receive dividends or other
                                 distributions or any other rights with respect to the stocks that underlie any basket index.

There are risks associated       The underlying stocks that constitute the Euro
with investments in              STOXX 50 Index have been issued by companies in
securities indexed to the        various European countries and the underlying
value of foreign equity          stocks that constitute the Nikkei 225 Index
securities                       have been issued by Japanese companies.
                                 Investments in securities indexed to the value of European and Japanese equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about European and Japanese companies than about U.S.
                                 companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and European and Japanese companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.

                                 The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

The economic interests of        The economic interests of the calculation agent
the calculation agent and        and other of our affiliates are potentially
other of our affiliates are      adverse to your interests as an investor in the
potentially adverse to your      notes.
interests
                                 As calculation agent, MS & Co. will determine the initial basket value and the final average basket value, and calculate the supplemental redemption amount, if any, you will receive at maturity. Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of any index closing value in the event of a discontinuance of a basket index, may affect the payout to you at maturity. See the sections of this pricing supplement called
                                 "Description of Notes--Market Disruption Event" and "--Discontinuance of a Basket Index;
                                 Alteration of Method of Calculation."

                                 The original issue price of the notes includes the agent's commissions and certain costs of hedging our obligations under the notes. The subsidiaries through which we hedge our obligations under the notes expect to make a profit. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected.

Hedging and trading              MS & Co. and other affiliates of ours have
activity by the calculation      carried out, and will continue to carry out,
agent and its affiliates         hedging activities related to the notes (and
could potentially adversely      possibly to other instruments linked to the
affect the values of the         basket indices or their component stocks),
basket indices                   including trading in the stocks underlying the
                                 basket indices as well as in other instruments related to the basket indices. MS & Co. and some of our other subsidiaries also trade the stocks underlying the basket indices and other financial instruments related to the basket indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities as of the date of this pricing supplement could potentially have increased the initial basket value and, as a result, could have increased the values at which the basket indices must close on the determination dates before you receive a payment at maturity that exceeds the principal amount on the notes. Additionally, such hedging or trading activities during the term of the notes could potentially affect the values of the basket indices on the determination dates and, accordingly, the amount of cash you will receive at maturity.

The notes will be treated as     You should also consider the tax consequences
contingent payment debt          of investing in the notes. The notes will be
instruments for U.S. federal     treated as "contingent payment debt
income tax purposes              instruments" for U.S. federal income tax
                                 purposes, as described in the section of this pricing supplement called "Description of
                                 Notes--United States Federal Income Taxation."
                                 Under this treatment, if you are a U.S. taxable investor, you will generally be subject to annual income tax based on the comparable yield
                                 (as defined in this pricing supplement) of the notes even though you will not receive any stated interest on the notes. In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income. Please read carefully the section of this pricing supplement called "Description of Notes--United States Federal Income Taxation" and the sections called "United States Federal
                                 Taxation--Notes--Notes Linked to Commodity
                                 Prices, Single Securities, Baskets of
                                 Securities or Indices" and "United States
                                 Federal Taxation--Backup Withholding" in the accompanying prospectus supplement.

                                 If you are a foreign investor, please also read the section of this pricing supplement called "Description of Notes--United States Federal Income Taxation--Non-U.S. Holders."

                                 You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                              DESCRIPTION OF NOTES

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "Notes" refers to each $10 principal amount of any of our Capital Protected Notes Due June 30, 2008 Based on the Value of a Basket of Three Indices. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley.

Aggregate Principal Amount....................    $20,500,000

Original Issue Date (Settlement Date )........    January 26, 2005

Maturity Date.................................    June 30, 2008, subject to
                                                  extension in accordance with
                                                  the following paragraph in the
                                                  event of a Market Disruption
                                                  Event on the final
                                                  Determination Date for
                                                  calculating the Final Average
                                                  Basket Value.

                                                  If, due to a Market Disruption
                                                  Event or otherwise, the final
                                                  Determination Date with
                                                  respect to any Basket Index is
                                                  postponed so that it falls
                                                  less than two scheduled
                                                  Trading Days prior to the
                                                  scheduled Maturity Date, the
                                                  Maturity Date will be the
                                                  second scheduled Trading Day
                                                  following the latest final
                                                  Determination Date with
                                                  respect to any Basket Index so
                                                  postponed. See
                                                  "--Determination Dates" below.

Specified Currency............................    U.S. Dollars

CUSIP Number..................................    61746Y759

Minimum Denominations.........................    $10

Issue Price...................................    $10 (100%)

Interest Rate.................................    None

Basket Indices................................    The Dow Jones EURO STOXX 50
                                                  Index (the "Euro STOXX 50
                                                  Index"), the Standard & Poor's
                                                  500 Index (the "S&P 500
                                                  Index") and the Nikkei 225
                                                  Index.

                                                  In this "Description of
                                                  Notes," references to Basket
                                                  Indices will include any
                                                  Successor Indices (as defined
                                                  under "--Discontinuance of a
                                                  Basket Index; Alteration of
                                                  Method of Calculation" below),
                                                  unless the context requires
                                                  otherwise.

Maturity Redemption Amount....................    At maturity, upon delivery of
                                                  the Notes to the Trustee, we
                                                  will pay with respect to the
                                                  $10 principal amount of each
                                                  Note an amount in cash equal
                                                  to $10 plus the Supplemental
                                                  Redemption Amount, if any, as
                                                  determined by the Calculation
                                                  Agent.

                                                  We shall, or shall cause the
                                                  Calculation Agent to (i)
                                                  provide written notice to the
                                                  Trustee and to The Depository
                                                  Trust Company, which we refer
                                                  to as DTC, of the amount of
                                                  cash to be delivered with
                                                  respect to the $10 principal
                                                  amount of each Note, on or
                                                  prior to 10:30 a.m. on the
                                                  Trading Day preceding the
                                                  Maturity Date (but if such
                                                  Trading Day is not a Business
                                                  Day, prior to the close of
                                                  business on the Business Day
                                                  preceding the Maturity Date),
                                                  and (ii) deliver the aggregate
                                                  cash amount due
                                                  with respect to the Notes to
                                                  the Trustee for delivery to
                                                  DTC, as holder of the Notes,
                                                  on the Maturity Date. We
                                                  expect such amount of cash
                                                  will be distributed to
                                                  investors on the Maturity Date
                                                  in accordance with the
                                                  standard rules and procedures
                                                  of DTC and its direct and
                                                  indirect participants. See
                                                  "--Book-Entry Note or
                                                  Certificated Note" below, and
                                                  see "The Depositary" in the
                                                  accompanying prospectus
                                                  supplement.

Supplemental Redemption Amount................    The Supplemental Redemption
                                                  Amount will be equal to the
                                                  product of (i) $10 times (ii)
                                                  the Basket Percent Change
                                                  times (iii) the Participation
                                                  Rate; provided that the
                                                  Supplemental Redemption Amount
                                                  will not be less than zero.
                                                  The Calculation Agent will
                                                  calculate the Supplemental
                                                  Redemption Amount on the final
                                                  Determination Date.

Basket Percent Change.........................    The Basket Percent Change is a
                                                  fraction, the numerator of
                                                  which will be the Final
                                                  Average Basket Value minus the
                                                  Initial Basket Value and the
                                                  denominator of which will be
                                                  the Initial Basket Value. The
                                                  Basket Percent Change is
                                                  described by the following
                                                  formula:

                                                  (Final Average Basket Value - Initial Basket Value)
                                                  ---------------------------------------------------
                                                                 Initial Basket Value

Participation Rate............................    100%

Basket Closing Value..........................    The Basket Closing Value on
                                                  any Determination Date will
                                                  equal the sum of (i) the Euro
                                                  STOXX 50 Index Closing Value
                                                  on such Determination Date
                                                  times the Euro STOXX 50 Index
                                                  Multiplier, (ii) the S&P 500
                                                  Index Closing Value on such
                                                  Determination Date times the
                                                  S&P 500 Index Multiplier and
                                                  (iii) the Nikkei 225 Index
                                                  Closing Value on such
                                                  Determination Date times the
                                                  Nikkei 225 Index Multiplier.
                                                  In certain circumstances, the
                                                  Basket Closing Value will be
                                                  based on the alternate
                                                  calculation of the Basket
                                                  Indices described under
                                                  "--Discontinuance of a Basket
                                                  Index; Alteration of Method of
                                                  Calculation."

Initial Basket Value..........................    10

Final Average Basket Value....................    The arithmetic average of the
                                                  Basket Closing Values on the
                                                  four Determination Dates, as
                                                  calculated by the Calculation
                                                  Agent on the final
                                                  Determination Date.

Euro STOXX 50 Index Closing Value.............    The Euro STOXX 50 Index
                                                  Closing Value on any Trading
                                                  Day will equal the closing
                                                  value of the Euro STOXX 50
                                                  Index or any Successor Index
                                                  (as defined under
                                                  "--Discontinuance of a Basket
                                                  Index; Alteration of Method of
                                                  Calculation" below) published
                                                  at the regular weekday close
                                                  of trading on that Trading
                                                  Day. In certain circumstances,
                                                  the Euro STOXX 50 Index
                                                  Closing Value will be based on
                                                  the alternate calculation of
                                                  the Euro STOXX 50 Index
                                                  described under
                                                  "--Discontinuance of a Basket
                                                  Index; Alteration of Method of
                                                  Calculation."

Euro STOXX 50 Index Multiplier................    .001133450, which equals the
                                                  Index Representation divided
                                                  by the Euro STOXX 50 Index
                                                  Closing Value on January 21,
                                                  2005, the day we priced the
                                                  Notes for initial sale to the
                                                  public.

S&P 500 Index Closing Value...................    The S&P 500 Index Closing
                                                  Value on any Trading Day will
                                                  equal the closing value of the
                                                  S&P 500 Index or any Successor
                                                  Index published at the regular
                                                  official weekday close of
                                                  trading on that Trading Day.
                                                  In certain circumstances, the
                                                  S&P 500 Index Closing Value
                                                  will be based on the alternate
                                                  calculation of the S&P 500
                                                  Index described under
                                                  "--Discontinuance of a Basket
                                                  Index; Alteration of Method of
                                                  Calculation."

S&P 500 Index Multiplier......................    .002854196, which equals the
                                                  Index Representation divided
                                                  by the S&P 500 Index Closing
                                                  Value on January 21, 2005, the
                                                  day we priced the Notes for
                                                  initial sale to the public.

Nikkei 225 Index Closing Value................    The Nikkei 225 Index Closing
                                                  Value on any Trading Day will
                                                  equal the official closing
                                                  value (2nd session) of the
                                                  Nikkei 225 Index or any
                                                  Successor Index published by
                                                  NIKKEI on that Trading Day. In
                                                  certain circumstances, the
                                                  Nikkei 225 Index Closing Value
                                                  will be based on the alternate
                                                  calculation of the Nikkei 225
                                                  Index described under
                                                  "--Discontinuance of a Basket
                                                  Index; Alteration of Method of
                                                  Calculation."

Nikkei 225 Index Multiplier...................    .000296603, which equals the
                                                  Index Representation divided
                                                  by the Nikkei 225 Index
                                                  Closing Value on January 21,
                                                  2005, the day we priced the
                                                  Notes for initial sale to the
                                                  public.

Index Representation..........................    3.33333

Determination Dates...........................    The Determination Dates will
                                                  be June 30, 2005, June 30,
                                                  2006, June 30, 2007 and June
                                                  26, 2008, in each such case
                                                  subject to adjustment for
                                                  non-Trading Days or Market
                                                  Disruption Events with respect
                                                  to a Basket Index as described
                                                  in the two following
                                                  paragraphs.

                                                  If any of the first three
                                                  scheduled Determination Dates
                                                  is not a Trading Day or if a
                                                  Market Disruption Event occurs
                                                  on any such date with respect
                                                  to a Basket Index, such
                                                  Determination Date with
                                                  respect to that Basket Index
                                                  will be the immediately
                                                  succeeding Trading Day during
                                                  which no Market Disruption
                                                  Event shall have occurred;
                                                  provided that, with respect to
                                                  any Basket Index, if a Market
                                                  Disruption Event has occurred
                                                  on each of the five Trading
                                                  Days immediately succeeding
                                                  any of the first three
                                                  scheduled Determination Dates,
                                                  the Calculation Agent will
                                                  determine the applicable Index
                                                  Closing Value on such fifth
                                                  succeeding Trading Day in
                                                  accordance with the formula
                                                  for calculating the value of
                                                  the applicable Basket Index
                                                  last in effect prior to the
                                                  commencement of the Market
                                                  Disruption Event, without
                                                  rebalancing or substitution,
                                                  using the closing price (or,
                                                  if trading in the relevant
                                                  securities has been materially
                                                  suspended or materially
                                                  limited, its good faith
                                                  estimate of the closing price
                                                  that would have prevailed but
                                                  for such suspension or
                                                  limitation) on such fifth
                                                  succeeding Trading Day of each
                                                  security most recently
                                                  comprising the applicable
                                                  Basket Index.

                                                  If June 26, 2008 (the final
                                                  scheduled Determination Date)
                                                  is not a Trading Day or if
                                                  there is a Market Disruption
                                                  Event with respect to any
                                                  Basket Index on such day, the
                                                  final Determination Date for
                                                  such Basket Index will be the
                                                  immediately succeeding Trading
                                                  Day during which no Market
                                                  Disruption Event shall have
                                                  occurred.

Trading Day...................................    A day, as determined by the
                                                  Calculation Agent, on which
                                                  trading is generally conducted
                                                  on the Relevant Exchange(s)
                                                  for securities underlying the
                                                  applicable Basket Index.

Book Entry Note or Certificated Note..........    Book Entry. The Notes will be
                                                  issued in the form of one or
                                                  more fully registered global
                                                  securities which will be
                                                  deposited with, or on behalf
                                                  of, DTC and will be registered
                                                  in the name of a nominee of
                                                  DTC. DTC's nominee will be the
                                                  only registered holder of the
                                                  Notes. Your beneficial
                                                  interest in the Notes will be
                                                  evidenced solely by entries on
                                                  the books of the securities
                                                  intermediary acting on your
                                                  behalf as a direct or indirect
                                                  participant in DTC. In this
                                                  pricing supplement, all
                                                  references to payments or
                                                  notices to you will mean
                                                  payments or notices to DTC, as
                                                  the registered holder of the
                                                  Notes, for distribution to
                                                  participants in accordance
                                                  with DTC's procedures. For
                                                  more information regarding DTC
                                                  and book entry notes, please
                                                  read "The Depositary" in the
                                                  accompanying prospectus
                                                  supplement and "Form of
                                                  Securities--Global
                                                  Securities--Registered Global
                                                  Securities" in the
                                                  accompanying prospectus.

Senior Note or Subordinated Note..............    Senior

Trustee.......................................    JPMorgan Chase Bank, N.A.
                                                  (formerly known as JPMorgan
                                                  Chase Bank)

Agent.........................................    Morgan Stanley & Co.
                                                  Incorporated and its
                                                  successors ("MS & Co.")

Market Disruption Event.......................    Market Disruption Event means,
                                                  with respect to any Basket
                                                  Index, the occurrence or
                                                  existence of a suspension,
                                                  absence or material limitation
                                                  of trading of stocks then
                                                  constituting 20 percent or
                                                  more of the level of such
                                                  Basket Index (or the Successor
                                                  Index) on the Relevant
                                                  Exchange(s) for such
                                                  securities for more than two
                                                  hours of trading or during the
                                                  one-half hour period preceding
                                                  the close of the principal
                                                  trading session on such
                                                  Relevant Exchange(s); or a
                                                  breakdown or failure in the
                                                  price and trade reporting
                                                  systems of any Relevant
                                                  Exchange as a result of which
                                                  the reported trading prices
                                                  for stocks then constituting
                                                  20 percent or more of the
                                                  level of such Basket Index (or
                                                  the Successor Index) during
                                                  the last one-half hour
                                                  preceding the close of the
                                                  principal trading session on
                                                  such Relevant Exchange(s) are
                                                  materially inaccurate; or the
                                                  suspension, material
                                                  limitation or absence of
                                                  trading on any major
                                                  securities market for trading
                                                  in futures or options
                                                  contracts or exchange traded
                                                  funds related to such Basket
                                                  Index (or the Successor Index)
                                                  for more than two hours of
                                                  trading or during the one-half
                                                  hour period preceding the
                                                  close of the principal trading
                                                  session on such market, in
                                                  each case as determined by the
                                                  Calculation Agent in its sole
                                                  discretion.

                                                  For the purpose of determining
                                                  whether a Market Disruption
                                                  Event exists at any time, if
                                                  trading in a security included
                                                  in a Basket Index is
                                                  materially suspended or
                                                  materially limited at that
                                                  time, then the relevant
                                                  percentage contribution of
                                                  that security to the value of
                                                  such Basket Index shall be
                                                  based on a comparison of (x)
                                                  the portion of the value of
                                                  such Basket Index attributable
                                                  to that security relative to
                                                  (y) the overall value of such
                                                  Basket Index, in each case
                                                  immediately before that
                                                  suspension or limitation.

                                                  For purposes of determining
                                                  whether a Market Disruption
                                                  Event has occurred: (1) a
                                                  limitation on the hours or
                                                  number of days of trading will
                                                  not constitute a Market
                                                  Disruption Event if it results
                                                  from an announced change in
                                                  the regular business hours of
                                                  the relevant exchange or
                                                  market, (2) a decision to
                                                  permanently discontinue
                                                  trading in the relevant
                                                  futures or options contract or
                                                  exchange traded fund will not
                                                  constitute a Market Disruption
                                                  Event, (3) limitations
                                                  pursuant to the rules of any
                                                  Relevant Exchange similar to
                                                  NYSE Rule 80A (or any
                                                  applicable rule or regulation
                                                  enacted or promulgated by any
                                                  other self-regulatory
                                                  organization or any government
                                                  agency of scope similar to
                                                  NYSE Rule 80A as determined by
                                                  the Calculation Agent) on
                                                  trading during significant
                                                  market fluctuations will
                                                  constitute a suspension,
                                                  absence or material limitation
                                                  of trading, (4) a suspension
                                                  of trading in futures or
                                                  options contracts on a Basket
                                                  Index by the primary
                                                  securities market trading in
                                                  such contracts by reason of
                                                  (a) a price change exceeding
                                                  limits set by such exchange or
                                                  market, (b) an imbalance of
                                                  orders relating to such
                                                  contracts or (c) a disparity
                                                  in bid and ask quotes relating
                                                  to such contracts will
                                                  constitute a suspension,
                                                  absence or material limitation
                                                  of trading in futures or
                                                  options contracts related to a
                                                  Basket Index and (5) a
                                                  "suspension, absence or
                                                  material limitation of
                                                  trading" on any Relevant
                                                  Exchange or on the primary
                                                  market on which futures or
                                                  options contracts related to a
                                                  Basket Index are traded will
                                                  not include any time when such
                                                  market is itself closed for
                                                  trading under ordinary
                                                  circumstances.

Relevant Exchange.............................    Relevant Exchange means the
                                                  primary exchange or market of
                                                  trading for any security then
                                                  included in any Basket Index
                                                  or any Successor Index.

Alternate Exchange Calculation
  in Case of an Event of Default .............    In case an event of default
                                                  with respect to the Notes
                                                  shall have occurred and be
                                                  continuing, the amount
                                                  declared due and payable for
                                                  each Note upon any
                                                  acceleration of the Notes (the
                                                  "Acceleration Amount") will be
                                                  equal to the $10 principal
                                                  amount per Note plus the
                                                  Supplemental Redemption
                                                  Amount, if any, determined as
                                                  though the Basket Closing
                                                  Value for any Determination
                                                  Date scheduled to occur on or
                                                  after the date of such
                                                  acceleration were the Basket
                                                  Closing Value on the date of
                                                  acceleration.

                                                  If the maturity of the Notes
                                                  is accelerated because of an
                                                  event of default as described
                                                  above, we shall, or shall
                                                  cause the Calculation Agent
                                                  to, provide written notice to
                                                  the Trustee at its New York
                                                  office, on which notice the
                                                  Trustee may conclusively
                                                  rely, and to DTC of the
                                                  Acceleration Amount and the
                                                  aggregate cash amount due with
                                                  respect to the Notes as
                                                  promptly as possible and in no
                                                  event later than two Business
                                                  Days after the date of
                                                  acceleration.

Calculation Agent.............................    MS & Co.

                                                  All determinations made by the
                                                  Calculation Agent will be at
                                                  the sole discretion of the
                                                  Calculation Agent and will, in
                                                  the absence of manifest error,
                                                  be conclusive for all purposes
                                                  and binding on you, the
                                                  Trustee and us.

                                                  All calculations with respect
                                                  to the Basket Closing Value on
                                                  each Determination Date, the
                                                  Final Average Basket Value and
                                                  the Supplemental Redemption
                                                  Amount, if any, will be made
                                                  by the Calculation Agent and
                                                  will be rounded to the nearest
                                                  one hundred-thousandth, with
                                                  five one-millionths rounded
                                                  upward (e.g., .876545 would be
                                                  rounded to .87655); all dollar
                                                  amounts related to
                                                  determination of the amount of
                                                  cash payable per Note will be
                                                  rounded to the nearest
                                                  ten-thousandth, with five one
                                                  hundred-thousandths rounded
                                                  upward (e.g., .76545 would be
                                                  rounded up to .7655); and all
                                                  dollar amounts paid on the
                                                  aggregate number of Notes will
                                                  be rounded to the nearest
                                                  cent, with one-half cent
                                                  rounded upward.

                                                  Because the Calculation Agent
                                                  is our affiliate, the economic
                                                  interests of the Calculation
                                                  Agent and its affiliates may
                                                  be adverse to your interests
                                                  as an investor in the Notes,
                                                  including with respect to
                                                  certain determinations and
                                                  judgments that the Calculation
                                                  Agent must make in determining
                                                  any Basket Closing Value, the
                                                  Final Average Basket Value,
                                                  the Basket Percent Change, the
                                                  Supplemental Redemption Amount
                                                  or whether a Market Disruption
                                                  Event has occurred. See
                                                  "--Market Disruption Event"
                                                  above and "--Discontinuance of
                                                  a Basket Index; Alteration of
                                                  Method of Calculation" below.
                                                  MS & Co. is obligated to carry
                                                  out its duties and functions
                                                  as Calculation Agent in good
                                                  faith and using its reasonable
                                                  judgment.

The Euro STOXX 50 Index.......................    We have derived all
                                                  information contained in this
                                                  pricing supplement regarding
                                                  the Euro STOXX 50 Index,
                                                  including, without limitation,
                                                  its make-up, method of
                                                  calculation and changes in its
                                                  components, from publicly
                                                  available information. Such
                                                  information reflects the
                                                  policies of, and is subject to
                                                  change by, STOXX Limited. The
                                                  Euro STOXX 50 Index is
                                                  calculated, maintained and
                                                  published by STOXX Limited. We
                                                  make no representation or
                                                  warranty as to the accuracy or
                                                  completeness of such
                                                  information.

                                                  The Euro STOXX 50 Index was
                                                  created by STOXX Limited, a
                                                  joint venture between Deutsche
                                                  Boerse AG, Dow Jones & Company
                                                  and SWX Swiss Exchange.
                                                  Publication of the Euro STOXX
                                                  50 Index began on February 26,
                                                  1998, based on an initial
                                                  Index value of 1,000 at
                                                  December 31, 1991. The Euro
                                                  STOXX 50 Index is published in
                                                  The Wall Street Journal and
                                                  disseminated on the STOXX
                                                  Limited website:
                                                  http://www.stoxx.com.

                                                  Euro STOXX 50 Index
                                                  Composition and Maintenance

                                                  The Euro STOXX 50 Index is
                                                  composed of 50 component
                                                  stocks of market sector
                                                  leaders from within the Dow
                                                  Jones STOXX 600 Supersector
                                                  Indices, which includes stocks
                                                  selected from the Eurozone.
                                                  The component stocks have a
                                                  high degree of liquidity and
                                                  represent the largest
                                                  companies across all market
                                                  sectors defined by the Dow
                                                  Jones Global Classification
                                                  Standard. Set forth below are
                                                  the country weightings and
                                                  industrial sector weightings
                                                  of the securities currently
                                                  included in the Euro STOXX 50
                                                  Index as of December 30, 2004:

                                                     Country Weightings           Industrial Sector Weightings
                                                 --------------------------  ---------------------------------------
                                                 France               31.3%  Banks                             20.8%
                                                 Germany              22.6%  Oil & Gas                         16.2%
                                                 The Netherlands      17.2%  Telecommunication                 12.1%
                                                 Spain                13.8%  Insurance                         10.6%
                                                 Italy                11.6%  Utilities                          9.0%
                                                 Finland               3.5%  Technology                         6.2%
                                                                             Chemicals                          4.0%
                                                                             Healthcare                         3.8%
                                                                             Personal & Household Goods         3.7%
                                                                             Industrial Goods & Services        3.4%
                                                                             Food & Beverages                   2.9%
                                                                             Retail                             1.9%
                                                                             Automobiles                        1.9%
                                                                             Construction & Materials           1.8%
                                                                             Media                              1.6%

                                                  A list of the issuers of the
                                                  Euro STOXX 50 Index, as of
                                                  December 30, 2004, is set
                                                  forth below.

                                                                                              Current
                                                                                               Weight
                                                Issuer of Component Stock    Country          in Index  Industry Sector
                                                -------------------------    -------          --------  ---------------
                                                 ABN Amro Holding N.V.    The Netherlands      2.16%    Banks
                                                 Aegon N.V.               The Netherlands      0.90%    Insurance
                                                 Air Liquide S.A.         France               0.97%    Chemicals
                                                 Alcatel                  France               0.91%    Technology
                                                 Allianz AG               Germany              2.21%    Insurance
                                                 Assicurazioni Generali   Italy                1.78%    Insurance
                                                    S.p.A.
                                                 AXA UAP                  France               1.79%    Insurance
                                                 Banco Santander Central  Spain                3.72%    Banks
                                                    Hispano, S.A.
                                                 Banco Bilbao Vizcaya     Spain                2.88%    Banks
                                                    Argentaria, S.A.
                                                 BASF AG                  Germany              1.88%    Chemicals
                                                 Bayer Group              Germany              1.12%    Chemicals
                                                 BNP Paribas              France               2.90%    Banks
                                                 Carrefour S.A.           France               1.37%    Personal & Household Goods
                                                 Credit Agricole, S.A.    France               1.00%    Banks
                                                 DaimlerChrysler AG       Germany              1.92%    Automobiles
                                                 Danone Group             France               1.11%    Food & Beverages
                                                 Deutsche Bank AG         Germany              2.31%    Banks
                                                 Deutsche Telekom AG      Germany              2.82%    Telecommunications
                                                 E.ON AG                  Germany              3.02%    Utilities
                                                 Endesa, S.A.             Spain                1.07%    Utilities
                                                 Enel S.p.A.              Italy                1.67%    Utilities

                                                                                              Current
                                                                                               Weight
                                                Issuer of Component Stock    Country          in Index  Industry Sector
                                                -------------------------    -------          --------  ---------------
                                                 Eni S.p.A.               Italy                3.07%    Oil & Gas
                                                 Fortis                   The Netherlands      1.62%    Banks
                                                 France Telecom           France               2.27%    Telecommunications
                                                 Iberdrola                Spain                0.96%    Utilities
                                                 ING Groep N.V.           The Netherlands      2.82%    Insurance
                                                 L'Oreal S.A.             France               1.14%    Personal & Household Goods
                                                 Lafarge S.A.             France               0.79%    Construction & Materials
                                                 LVMH Moet Hennessy       France               0.97%    Personal & Household Goods
                                                    Louis Vuitton
                                                 Munich Re Group          Germany              1.09%    Insurance
                                                 Nokia Corporation        Finland              3.53%    Technology
                                                 Philips Electronics      The Netherlands      1.62%    Retail
                                                 Repsol YPF, S.A.         Spain                1.19%    Oil & Gas
                                                 Royal Dutch Petroleum    The Netherlands      5.71%    Oil & Gas
                                                    Company
                                                 Royal Ahold N.V.         The Netherlands      0.57%    Personal & Household Goods
                                                 RWE AG Stammaktien O.N.  Germany              1.08%    Utilities
                                                 Saint-Gobain             France               0.99%    Construction & Materials
                                                 Sanofi-Aventis           France               3.82%    Healthcare
                                                 Sanpaolo IMi S.p.A.      Italy                0.76%    Banks
                                                 SAP Aktiengesellschaft   Germany              1.78%    Technology
                                                 Siemens AG               Germany              3.40%    Industrial Goods & Services
                                                 Societe Generale         France               2.15%    Banks
                                                 Suez                     France               1.18%    Utilities
                                                 Total                    France               6.28%    Oil & Gas
                                                 Telecom Italia S.p.A.    Italy                1.68%    Telecommunications
                                                 Telecom Italia Mobile    Italy                1.33%    Telecommunications
                                                    S.p.A.
                                                 Telefonica, S.A.         Spain                3.96%    Telecommunications
                                                 Unicredito Italiano      Italy                1.30%    Banks
                                                    S.p.A.
                                                 Unilever N.V.            The Netherlands      1.83%    Food & Beverages
                                                 Vivendi Universal        France               1.64%    Media

                                                  The composition of the Euro
                                                  STOXX 50 Index is reviewed
                                                  annually, based on the closing
                                                  stock data on the last trading
                                                  day in August. The component
                                                  stocks are announced the first
                                                  trading in September. Changes
                                                  to the component stocks are
                                                  implemented on the third
                                                  Friday in September and are
                                                  effective the following
                                                  trading day. Changes in the
                                                  composition of the Euro STOXX
                                                  50 Index are made to ensure
                                                  that the Euro STOXX 50 Index
                                                  includes the 50 market sector
                                                  leaders from within the Euro
                                                  STOXX Index.

                                                  The free float factors for
                                                  each component stock used to
                                                  calculate the Euro STOXX 50
                                                  Index, as described below, are
                                                  reviewed, calculated and
                                                  implemented on a quarterly
                                                  basis and are fixed until the
                                                  next quarterly review.

                                                  The Euro STOXX 50 Index is
                                                  also reviewed on an ongoing
                                                  basis. Corporate actions
                                                  (including initial public
                                                  offerings, mergers and
                                                  takeovers, spin-offs,
                                                  delistings and bankruptcy)
                                                  that affect the Euro STOXX 50
                                                  Index composition are
                                                  immediately reviewed. Any
                                                  changes are announced,
                                                  implemented and effective in
                                                  line with the type of
                                                  corporate action and the
                                                  magnitude of the effect.

                                                  Euro STOXX 50 Index
                                                  Calculation

                                                  The Euro STOXX 50 Index is
                                                  calculated with the "Laspeyres
                                                  formula," which measures the
                                                  aggregate price changes in the
                                                  component stocks against a
                                                  fixed base quantity weight.
                                                  The formula for calculating
                                                  the Euro STOXX 50 Index value
                                                  can be expressed as follows:

                                                              free float market capitalization of the
                                                                       Euro STOXX 50 Index
                                                  Index  =  -------------------------------------------- x 1,000
                                                            adjusted base date market capitalization of
                                                                      the Euro STOXX 50 Index

                                                  The "free float market
                                                  capitalization of the Euro
                                                  STOXX 50 Index" is equal to
                                                  the sum of the products of the
                                                  closing price, market
                                                  capitalization and free float
                                                  factor for each component
                                                  stock as of the time the Euro
                                                  STOXX 50 Index is being
                                                  calculated.

                                                  The Euro STOXX 50 Index is
                                                  also subject to a divisor,
                                                  which is adjusted to maintain
                                                  the continuity of the Euro
                                                  STOXX 50 Index values across
                                                  changes due to corporate
                                                  actions. The following is a
                                                  summary of the adjustments to
                                                  any component stock made for
                                                  corporate actions and the
                                                  effect of such adjustment on
                                                  the divisor, where
                                                  shareholders of the component
                                                  stock will receive "B" number
                                                  of shares for every "A" share
                                                  held (where applicable).

                                                 (1)  Split and reverse split:

                                                      Adjusted price = closing price * A/B

                                                      New number of shares = old number of shares * B / A

                                                      Divisor: no change

                                                 (2)  Rights offering:

                                                      Adjusted price = (closing price * A + subscription price * B) / (A + B)

                                                      New number of shares = old number of shares * (A + B) / A

                                                      Divisor: increases

                                                 (3)  Stock dividend:

                                                      Adjusted price = closing price * A / (A + B)

                                                      New number of shares = old number of shares * (A + B) / A

                                                      Divisor: no change

                                                 (4)  Stock dividend of another company:

                                                      Adjusted price = (closing price * A - price of other company * B) / A

                                                      Divisor:  decreases

                                                 (5)  Return of capital and share consideration:

                                                      Adjusted price = (closing price - dividend announced by company *
                                                                       (1-withholding tax)) * A / B

                                                      New number of shares = old number of shares * B / A

                                                      Divisor: decreases

                                                 (6)  Repurchase shares / self tender:

                                                      Adjusted price = ((price before tender * old number of shares ) -
                                                                       (tender price * number of tendered shares)) /
                                                                       (old number of shares - number of tendered shares)

                                                      New number of shares = old number of shares - number of
                                                                             tendered shares

                                                      Divisor: decreases

                                                 (7)  Spin-off:

                                                      Adjusted price = (closing price * A - price of spun-off shares * B) / A

                                                      Divisor:  decreases

                                                 (8)  Combination stock
                                                      distribution (dividend or
                                                      split) and rights
                                                      offering:

                                                      For this corporate action,
                                                      the following additional
                                                      assumptions apply:

                                                      o    Shareholders receive
                                                           B new shares from the
                                                           distribution and C
                                                           new shares from the
                                                           rights offering for
                                                           every A shares held

                                                      o    If A is not equal to
                                                           one share, all the
                                                           following "new number
                                                           of shares" formulae
                                                           need to be divided by
                                                           A:

                                                      - If rights are applicable
                                                      after stock distribution
                                                      (one action applicable to
                                                      other):

                                                      Adjusted price = (closing price * A + subscription price * C *
                                                                       (1 + B / A)) / ((A + B) * ( 1 + C / A))

                                                      New number of shares = old  number of shares * ((A + B) *
                                                                            (1 + C / A)) / A

                                                      Divisor:  increases

                                                      - If stock distribution is
                                                      applicable after rights
                                                      (one action applicable to
                                                      other):

                                                      Adjusted price = (closing  price * A + subscription price * C) /
                                                                       ((A + C) * (1 + B / A))

                                                      New number of shares = old number of shares * ((A + C) * (1 + B / A))

                                                      Divisor:  increases

                                                      - Stock distribution and
                                                      rights (neither action is
                                                      applicable to the other):

                                                      Adjusted price = (closing price * A + subscription price * C) / (A + B + C)


                                                      New number of shares = old number of shares * (A + B + C) / A

                                                      Divisor:  increases


The S&P 500 Index.............................    We have derived all
                                                  information contained in this
                                                  pricing supplement regarding
                                                  the S&P 500 Index, including,
                                                  without limitation, its
                                                  make-up, method of calculation
                                                  and changes in its components,
                                                  from publicly available
                                                  information. Such information
                                                  reflects the policies of, and
                                                  is subject to change by S&P.
                                                  The S&P 500 Index was
                                                  developed by S&P and is
                                                  calculated, maintained and
                                                  published by S&P. We make no
                                                  representation or warranty as
                                                  to the accuracy or
                                                  completeness of such
                                                  information.

                                                  The S&P 500 Index is intended
                                                  to provide a performance
                                                  benchmark for the U.S. equity
                                                  markets. The calculation of
                                                  the value of the S&P 500 Index
                                                  (discussed below in further
                                                  detail) is based on the
                                                  relative value of the
                                                  aggregate Market Value (as
                                                  defined below) of the common
                                                  stocks of 500 companies (the
                                                  "Component Stocks") as of a
                                                  particular time as compared to
                                                  the aggregate average Market
                                                  Value of the common stocks of
                                                  500 similar companies during
                                                  the base period of the years
                                                  1941 through 1943. The "Market
                                                  Value" of any Component Stock
                                                  is the product of the market
                                                  price per share and the number
                                                  of the then outstanding shares
                                                  of such Component Stock. The
                                                  500 companies are not the 500
                                                  largest companies listed on
                                                  the NYSE and not all 500
                                                  companies are listed on such
                                                  exchange. S&P chooses
                                                  companies for inclusion in the
                                                  S&P 500 Index with an aim of
                                                  achieving a distribution by
                                                  broad industry groupings that
                                                  approximates the distribution
                                                  of these groupings in the
                                                  common stock population of the
                                                  U.S. equity market. S&P may
                                                  from time to time, in its sole
                                                  discretion, add companies to,
                                                  or delete companies from, the
                                                  S&P 500 Index to achieve the
                                                  objectives stated above.
                                                  Relevant criteria employed by
                                                  S&P include the viability of
                                                  the particular company, the
                                                  extent to which that company
                                                  represents the industry group
                                                  to which it is assigned, the
                                                  extent to which the company's
                                                  common stock is widely-held
                                                  and the Market Value and
                                                  trading activity of the common
                                                  stock of that company.

                                                  The S&P 500 Index is
                                                  calculated using a
                                                  base-weighted aggregate
                                                  methodology: the level of the
                                                  S&P 500 Index reflects the
                                                  total Market Value of all 500
                                                  Component Stocks relative to
                                                  the S&P 500 Index's base
                                                  period of 1941-43 (the "Base
                                                  Period").

                                                  An indexed number is used to
                                                  represent the results of this
                                                  calculation in order to make
                                                  the value easier to work with
                                                  and track over time.

                                                  The actual total Market Value
                                                  of the Component Stocks during
                                                  the Base Period has been set
                                                  equal to an indexed value of
                                                  10. This is often indicated by
                                                  the notation 1941-43=10. In
                                                  practice, the daily
                                                  calculation of the S&P 500
                                                  Index is computed by dividing
                                                  the total Market Value of the
                                                  Component Stocks by a
                                                  number called the "Index
                                                  Divisor." By itself, the Index
                                                  Divisor is an arbitrary
                                                  number. However, in the
                                                  context of the calculation of
                                                  the S&P 500 Index, it is the
                                                  only link to the original base
                                                  period value of the S&P 500
                                                  Index. The Index Divisor keeps
                                                  the S&P 500 Index comparable
                                                  over time and is the
                                                  manipulation point for all
                                                  adjustments to the S&P 500
                                                  Index ("Index Maintenance").

                                                  Index Maintenance includes
                                                  monitoring and completing the
                                                  adjustments for company
                                                  additions and deletions, share
                                                  changes, stock splits, stock
                                                  dividends, and stock price
                                                  adjustments due to company
                                                  restructurings or spinoffs.

                                                  To prevent the value of the
                                                  S&P 500 Index from changing
                                                  due to corporate actions, all
                                                  corporate actions which affect
                                                  the total Market Value of the
                                                  S&P 500 Index require an Index
                                                  Divisor adjustment. By
                                                  adjusting the Index Divisor
                                                  for the change in total Market
                                                  Value, the value of the S&P
                                                  500 Index remains constant.
                                                  This helps maintain the value
                                                  of the S&P 500 Index as an
                                                  accurate barometer of stock
                                                  market performance and ensures
                                                  that the movement of the S&P
                                                  500 Index does not reflect the
                                                  corporate actions of
                                                  individual companies in the
                                                  S&P 500 Index. All Index
                                                  Divisor adjustments are made
                                                  after the close of trading and
                                                  after the calculation of the
                                                  closing value of the S&P 500
                                                  Index. Some corporate actions,
                                                  such as stock splits and stock
                                                  dividends, require simple
                                                  changes in the common shares
                                                  outstanding and the stock
                                                  prices of the companies in the
                                                  S&P 500 Index and do not
                                                  require Index Divisor
                                                  adjustments.

                                                  The table below summarizes the
                                                  types of S&P 500 Index
                                                  maintenance adjustments and
                                                  indicates whether or not an
                                                  Index Divisor adjustment is
                                                  required.

                                                                                                     Divisor
                                               Type of Corporate                                   Adjustment
                                                  Action                 Adjustment Factor          Required
                                              ------------------       ------------------------   ------------
                                              Stock split              Shares Outstanding             No
                                                (i.e., 2-for-1)        multiplied by 2;  Stock
                                                                       Price divided by 2

                                              Share issuance           Shares Outstanding plus        Yes
                                               (i.e., change >= 5%)    newly issued Shares

                                              Share repurchase         Shares Outstanding minus       Yes
                                               (i.e., change >= 5%)    Repurchased Shares

                                              Special cash dividends   Share Price minus Special      Yes
                                                                       Dividend

                                              Company Change           Add new company Market Value   Yes
                                                                       minus old company Market
                                                                       Value

                                              Rights Offering          Price of parent company minus  Yes

                                                                                                     Divisor
                                               Type of Corporate                                   Adjustment
                                                  Action                 Adjustment Factor          Required
                                              ------------------       ------------------------   ------------
                                                                              Price of Rights
                                                                              ---------------
                                                                                Right Ratio

                                              Spin-Off                 Price of parent company minus    Yes

                                                                           Price of Spinoff Co.
                                                                           --------------------
                                                                           Share Exchange Ratio


                                                  Stock splits and stock
                                                  dividends do not affect the
                                                  Index Divisor of the S&P 500
                                                  Index, because following a
                                                  split or dividend both the
                                                  stock price and number of
                                                  shares outstanding are
                                                  adjusted by S&P so that there
                                                  is no change in the Market
                                                  Value of the Component Stock.
                                                  All stock split and dividend
                                                  adjustments are made after the
                                                  close of trading on the day
                                                  before the ex-date.

                                                  Each of the corporate events
                                                  exemplified in the table
                                                  requiring an adjustment to the
                                                  Index Divisor has the effect
                                                  of altering the Market Value
                                                  of the Component Stock and
                                                  consequently of altering the
                                                  aggregate Market Value of the
                                                  Component Stocks (the
                                                  "Post-Event Aggregate Market
                                                  Value"). In order that the
                                                  level of the S&P 500 Index
                                                  (the "Pre-Event Index Value")
                                                  not be affected by the altered
                                                  Market Value (whether increase
                                                  or decrease) of the affected
                                                  Component Stock, a new Index
                                                  Divisor ("New Divisor") is
                                                  derived as follows:

                                                  Post-Event Aggregate Market Value
                                                  --------------------------------- =  Pre-Event Index Value
                                                           New Divisor

                                                                                        Post-Event Market Value
                                                       New Divisor             =        -----------------------
                                                                                         Pre-Event Index Value

                                                  A large part of the S&P 500
                                                  Index maintenance process
                                                  involves tracking the changes
                                                  in the number of shares
                                                  outstanding of each of the S&P
                                                  500 Index companies. Four
                                                  times a year, on a Friday
                                                  close to the end of each
                                                  calendar quarter, the share
                                                  totals of companies in the S&P
                                                  500 Index are updated as
                                                  required by any changes in the
                                                  number of shares outstanding.
                                                  After the totals are updated,
                                                  the Index Divisor is adjusted
                                                  to compensate for the net
                                                  change in the total Market
                                                  Value of the S&P 500 Index. In
                                                  addition, any changes over 5%
                                                  in the current common shares
                                                  outstanding for the S&P 500
                                                  Index companies are carefully
                                                  reviewed on a weekly basis,
                                                  and when appropriate, an
                                                  immediate adjustment is made
                                                  to the Index Divisor.

The Nikkei 225 Index..........................    We have derived all
                                                  information regarding the
                                                  Nikkei 225 Index contained in
                                                  this pricing supplement,
                                                  including, without limitation,
                                                  its make-up, method of
                                                  calculation and changes in its
                                                  components, from publicly
                                                  available information. Such
                                                  information reflects the
                                                  policies of, and is subject to
                                                  change by,
                                                  the Nihon Keizai Shimbun,
                                                  Inc., which is commonly
                                                  referred to as NIKKEI. NIKKEI
                                                  has no obligation to continue
                                                  to publish, and may
                                                  discontinue publication of,
                                                  the Nikkei 225 Index.

                                                  The Nikkei 225 Index is a
                                                  stock index calculated,
                                                  published and disseminated by
                                                  NIKKEI that measures the
                                                  composite price performance of
                                                  selected Japanese stocks. The
                                                  Nikkei 225 Index currently is
                                                  based on 225 underlying stocks
                                                  (the "Underlying Stocks")
                                                  trading on the Tokyo Stock
                                                  Exchange (the "TSE")
                                                  representing a broad
                                                  cross-section of Japanese
                                                  industries. Stocks listed in
                                                  the First Section of the TSE
                                                  are among the most actively
                                                  traded stocks on the TSE. All
                                                  225 Underlying Stocks are
                                                  stocks listed in the First
                                                  Section of the TSE. NIKKEI
                                                  rules require that the 75 most
                                                  liquid issues (one-third of
                                                  the component count of the
                                                  Nikkei 225 Index) be included
                                                  in the Nikkei 225 Index.

                                                  The 225 companies included in
                                                  the Nikkei 225 Index are
                                                  divided into six sector
                                                  categories: Technology,
                                                  Financials, Consumer Goods,
                                                  Materials, Capital
                                                  Goods/Others and
                                                  Transportation and Utilities.
                                                  These six sector categories
                                                  are further divided into 36
                                                  industrial classifications as
                                                  follows:

                                                  o  Technology --
                                                     Pharmaceuticals, Electrical
                                                     machinery, Automobiles,
                                                     Precision machinery,
                                                     Telecommunications

                                                  o  Financials -- Banks,
                                                     Miscellaneous finance,
                                                     Securities, Insurance

                                                  o  Consumer Goods -- Marine
                                                     products, Food, Retail,
                                                     Services

                                                  o  Materials -- Mining,
                                                     Textiles, Paper & pulp,
                                                     Chemicals, Oil, Rubber,
                                                     Ceramics, Steel, Nonferrous
                                                     metals, Trading House

                                                  o  Capital Goods/Others --
                                                     Construction, Machinery,
                                                     Shipbuilding,
                                                     Transportation equipment,
                                                     Miscellaneous
                                                     manufacturing, Real estate

                                                  o  Transportation and
                                                     Utilities -- Railroads &
                                                     Buses, Trucking, Shipping,
                                                     Airlines, Warehousing,
                                                     Electric power, Gas

                                                  The Nikkei 225 Index is a
                                                  modified, price-weighted index
                                                  (i.e., an Underlying Stock's
                                                  weight in the index is based
                                                  on its price per share rather
                                                  than the total market
                                                  capitalization of the issuer)
                                                  which is calculated by (i)
                                                  multiplying the per share
                                                  price of each Underlying Stock
                                                  by the corresponding weighting
                                                  factor for such Underlying
                                                  Stock (a "Weight Factor"),
                                                  (ii) calculating the sum of
                                                  all these products and (iii)
                                                  dividing such sum by a divisor
                                                  (the "Divisor"). The Divisor
                                                  was initially set at 225 for
                                                  the date of May 16, 1949 using
                                                  historical numbers from May
                                                  16, 1949, the date on which
                                                  the Tokyo Stock Exchange was
                                                  reopened. The Divisor was
                                                  23.947 as of October 1, 2004
                                                  and is subject to periodic
                                                  adjustments as set forth
                                                  below. Each Weight Factor is
                                                  computed by dividing (Y)50 by
                                                  the par value of the relevant
                                                  Underlying Stock, so that the
                                                  share price of each Underlying
                                                  Stock when multiplied by its
                                                  Weight Factor corresponds to a
                                                  share price based on a uniform
                                                  par value of (Y)50. The stock
                                                  prices
                                                  used in the calculation of the
                                                  Nikkei 225 Index are those
                                                  reported by a primary market
                                                  for the Underlying Stocks
                                                  (currently the TSE). The level
                                                  of the Nikkei 225 Index is
                                                  calculated once per minute
                                                  during TSE trading hours.

                                                  In order to maintain
                                                  continuity in the Nikkei 225
                                                  Index in the event of certain
                                                  changes due to non-market
                                                  factors affecting the
                                                  Underlying Stocks, such as the
                                                  addition or deletion of
                                                  stocks, substitution of
                                                  stocks, stock splits or
                                                  distributions of assets to
                                                  stockholders, the Divisor used
                                                  in calculating the Nikkei 225
                                                  Index is adjusted in a manner
                                                  designed to prevent any
                                                  instantaneous change or
                                                  discontinuity in the level of
                                                  the Nikkei 225 Index.
                                                  Thereafter, the Divisor
                                                  remains at the new value until
                                                  a further adjustment is
                                                  necessary as the result of
                                                  another change. As a result of
                                                  such change affecting any
                                                  Underlying Stock, the Divisor
                                                  is adjusted in such a way that
                                                  the sum of all share prices
                                                  immediately after such change
                                                  multiplied by the applicable
                                                  Weight Factor and divided by
                                                  the new Divisor (i.e., the
                                                  level of the Nikkei 225 Index
                                                  immediately after such change)
                                                  will equal the level of the
                                                  Nikkei 225 Index immediately
                                                  prior to the change.

                                                  An Underlying Stock may be
                                                  deleted or added by NIKKEI.
                                                  Any stock becoming ineligible
                                                  for listing in the First
                                                  Section of the TSE due to any
                                                  of the following reasons will
                                                  be deleted from the Underlying
                                                  Stocks: (i) bankruptcy of the
                                                  issuer, (ii) merger of the
                                                  issuer with, or acquisition of
                                                  the issuer by, another
                                                  company, (iii) delisting of
                                                  such stock, (iv) transfer of
                                                  such stock to the "Seiri-Post"
                                                  because of excess debt of the
                                                  issuer or because of any other
                                                  reason or (v) transfer of such
                                                  stock to the Second Section.
                                                  In addition, a component stock
                                                  transferred to the
                                                  "Kanri-Post" (Posts for stocks
                                                  under supervision) is in
                                                  principle a candidate for
                                                  deletion. Underlying Stocks
                                                  with relatively low liquidity,
                                                  based on trading value and
                                                  rate of price fluctuation over
                                                  the past five years, may be
                                                  deleted by NIKKEI. Upon
                                                  deletion of a stock from the
                                                  Underlying Stocks, NIKKEI will
                                                  select a replacement for such
                                                  deleted Underlying Stock in
                                                  accordance with certain
                                                  criteria. In an exceptional
                                                  case, a newly listed stock in
                                                  the First Section of the TSE
                                                  that is recognized by NIKKEI
                                                  to be representative of a
                                                  market may be added to the
                                                  Underlying Stocks. In such a
                                                  case, an existing Underlying
                                                  Stock with low trading volume
                                                  and deemed not to be
                                                  representative of a market
                                                  will be deleted by NIKKEI.

                                                  A list of the issuers of the
                                                  Underlying Stocks constituting
                                                  Nikkei 225 Index is available
                                                  from the Nikkei Economic
                                                  Electronic Databank System and
                                                  from the Stock Market Indices
                                                  Data Book published by NIKKEI.
                                                  NIKKEI may delete, add or
                                                  substitute any stock
                                                  underlying the Nikkei 225
                                                  Index. NIKKEI first calculated
                                                  and published the Nikkei 225
                                                  Index in 1970.

Discontinuance of a Basket Index;
  Alteration of Method of Calculation.........    If the publication of any
                                                  Basket Index is discontinued
                                                  and a successor or substitute
                                                  index that MS & Co., as the
                                                  Calculation Agent, determines,
                                                  in its sole discretion, to be
                                                  comparable to the discontinued
                                                  Basket Index (such index being
                                                  referred to herein as a
                                                  "Successor Index") is
                                                  published, then any subsequent
                                                  Euro

                                                  STOXX 50 Index Closing Value,
                                                  S&P 500 Index Closing Value or
                                                  Nikkei 225 Index Closing
                                                  Value, as applicable (each, an
                                                  "Index Closing Value"), will
                                                  be determined by reference to
                                                  the value of such Successor
                                                  Index at the regular official
                                                  weekday close of the principal
                                                  trading session of the
                                                  Relevant Exchange or market
                                                  for the Successor Index on the
                                                  date that any Index Closing
                                                  Value is to be determined.

                                                  Upon any selection by the
                                                  Calculation Agent of a
                                                  Successor Index, the
                                                  Calculation Agent will cause
                                                  written notice thereof to be
                                                  furnished to the Trustee, to
                                                  Morgan Stanley and to DTC, as
                                                  holder of the Notes, within
                                                  three Trading Days of such
                                                  selection. We expect that such
                                                  notice will be passed on to
                                                  you, as a beneficial owner of
                                                  the Notes, in accordance with
                                                  the standard rules and
                                                  procedures of DTC and its
                                                  direct and indirect
                                                  participants.

                                                  If the publication of a Basket
                                                  Index is discontinued prior
                                                  to, and such discontinuance is
                                                  continuing on, the date that
                                                  any Index Closing Value is to
                                                  be determined and MS & Co., as
                                                  the Calculation Agent,
                                                  determines, in its sole
                                                  discretion, that no Successor
                                                  Index is available at such
                                                  time, then the Calculation
                                                  Agent will determine the
                                                  relevant Index Closing Value
                                                  for such date in accordance
                                                  with the formula for
                                                  calculating such Basket Index
                                                  last in effect prior to such
                                                  discontinuance, without
                                                  rebalancing or substitution,
                                                  using the closing price (or,
                                                  if trading in the relevant
                                                  securities has been materially
                                                  suspended or materially
                                                  limited, its good faith
                                                  estimate of the closing price
                                                  that would have prevailed but
                                                  for such suspension or
                                                  limitation) at the close of
                                                  the principal trading session
                                                  on such date of each security
                                                  most recently comprising such
                                                  Basket Index on the Relevant
                                                  Exchange. Notwithstanding
                                                  these alternative
                                                  arrangements, discontinuance
                                                  of the publication of any of
                                                  the Basket Indices may
                                                  adversely affect the value of
                                                  the Notes.

                                                  If at any time the method of
                                                  calculating a Basket Index or
                                                  a Successor Index, or the
                                                  value thereof, is changed in a
                                                  material respect, or if a
                                                  Basket Index or a Successor
                                                  Index is in any other way
                                                  modified so that such index
                                                  does not, in the opinion of MS
                                                  & Co., as the Calculation
                                                  Agent, fairly represent the
                                                  value of such Basket Index or
                                                  such Successor Index had such
                                                  changes or modifications not
                                                  been made, then, from and
                                                  after such time, the
                                                  Calculation Agent will, at the
                                                  close of business in New York
                                                  City on each date on which the
                                                  Index Closing Value for such
                                                  Basket Index is to be
                                                  determined, make such
                                                  calculations and adjustments
                                                  as, in the good faith judgment
                                                  of the Calculation Agent, may
                                                  be necessary in order to
                                                  arrive at a value of a stock
                                                  index comparable to such
                                                  Basket Index or such Successor
                                                  Index, as the case may be, as
                                                  if such changes or
                                                  modifications had not been
                                                  made, and the Calculation
                                                  Agent will determine the Final
                                                  Average Basket Value with
                                                  reference to such Basket Index
                                                  or such Successor Index, as
                                                  adjusted. Accordingly, if the
                                                  method of calculating such
                                                  Basket Index or a Successor
                                                  Index is modified so that the
                                                  value of such index is a
                                                  fraction of what it would have
                                                  been if it had not been
                                                  modified (e.g., due to a split
                                                  in the index), then the
                                                  Calculation Agent will adjust
                                                  such index in order to arrive
                                                  at a value of such Basket
                                                  Index or such Successor Index
                                                  as if it had not been modified
                                                  (i.e., as if such split had
                                                  not occurred).

Historical Information........................    The following table sets forth
                                                  the published high and low
                                                  Index Closing Values for each
                                                  Basket Index, as well as
                                                  end-of-quarter Index Closing
                                                  Values for each quarter in the
                                                  period from January 1, 1999
                                                  through January 21, 2005. The
                                                  Euro STOXX 50 Index Closing
                                                  Value, the S&P 500 Index
                                                  Closing Value and the Nikkei
                                                  225 Index Closing Value on
                                                  January 21, 2005 were
                                                  2,940.87, 1,167.87 and
                                                  11,238.37, respectively. We
                                                  obtained the information in
                                                  the tables below from
                                                  Bloomberg Financial Markets,
                                                  without independent
                                                  verification. The historical
                                                  values of the Basket Indices
                                                  should not be taken as an
                                                  indication of future
                                                  performance. The value of the
                                                  Basket Indices may be lower on
                                                  the Determination Dates than
                                                  on the date we priced the
                                                  Notes for initial sale to the
                                                  public so that you will
                                                  receive only the $10 principal
                                                  amount of Notes at maturity.
                                                  We cannot give you any
                                                  assurance that the Final
                                                  Average Basket Value will be
                                                  higher than the Initial Basket
                                                  Value.

                                                    Euro STOXX 50 Index         High          Low       Period End
                                                    -------------------         ----          ---       ----------
                                                 1999
                                                 First Quarter..........       3,685.36     3,325.56      3,559.86
                                                 Second Quarter.........       3,867.89     3,573.60      3,788.66
                                                 Third Quarter..........       3,971.84     3,512.71      3,669.71
                                                 Fourth Quarter.........       4,904.46     3,607.72      4,904.46
                                                 2000
                                                 First Quarter..........       5,464.43     4,500.69      5,249.55
                                                 Second Quarter.........       5,434.81     4,903.92      5,145.35
                                                 Third Quarter..........       5,392.63     4,915.18      4,915.18
                                                 Fourth Quarter.........       5,101.40     4,614.24      4,772.39
                                                 2001
                                                 First Quarter..........       4,787.45     3,891.49      4,185.00
                                                 Second Quarter.........       4,582.07     4,039.16      4,243.91
                                                 Third Quarter..........       4,304.44     2,877.68      3,296.66
                                                 Fourth Quarter.........       3,828.76     3,208.31      3,806.13
                                                 2002
                                                 First Quarter..........       3,833.09     3,430.18      3,784.05
                                                 Second Quarter.........       3,748.44     2,928.72      3,133.39
                                                 Third Quarter..........       3,165.47     2,187.22      2,204.39
                                                 Fourth Quarter.........       2,669.89     2,150.27      2,386.41
                                                 2003
                                                 First Quarter..........       2,529.86     1,849.64      2,036.86
                                                 Second Quarter.........       2,527.44     2,067.23      2,419.51
                                                 Third Quarter..........       2,641.55     2,366.86      2,395.87
                                                 Fourth Quarter.........       2,760.66     2,434.63      2,760.66
                                                 2004
                                                 First Quarter..........       2,959.71     2,702.05      2,787.49
                                                 Second Quarter.........       2,905.88     2,659.85      2,811.08
                                                 Third Quarter..........       2,806.62     2,580.04      2,726.30
                                                 Fourth Quarter ........       2,955.11     2,734.37      2,951.24
                                                 2005
                                                 First Quarter (through
                                                    January 21, 2005)...       2,979.82     2,924.01      2,940.87

                                                       S&P 500 Index            High          Low       Period End
                                                       -------------            ----          ---       ----------
                                                 1999
                                                 First Quarter..........       1,316.55      1,212.19     1,286.37
                                                 Second Quarter.........       1,372.71      1,281.41     1,372.71
                                                 Third Quarter..........       1,418.78      1,268.37     1,282.71
                                                 Fourth Quarter.........       1,469.25      1,247.41     1,469.25
                                                 2000
                                                 First Quarter..........       1,527.46      1,333.36     1,498.58
                                                 Second Quarter.........       1,516.35      1,356.56     1,454.60
                                                 Third Quarter..........       1,520.77      1,419.89     1,436.51
                                                 Fourth Quarter.........       1,436.28      1,264.74     1,320.28
                                                 2001
                                                 First Quarter..........       1,373.73      1,117.58     1,160.33
                                                 Second Quarter.........       1,312.83      1,103.25     1,224.42
                                                 Third Quarter..........       1,236.72        965.80     1,040.94
                                                 Fourth Quarter.........       1,170.35      1,038.55     1,148.08
                                                 2002
                                                 First Quarter..........       1,172.51      1,080.17     1,147.39
                                                 Second Quarter.........       1,146.54        973.53       989.82
                                                 Third Quarter..........         989.03        797.70       815.28
                                                 Fourth Quarter.........         938.87        776.76       879.82
                                                 2003
                                                 First Quarter..........         931.66        800.73       848.18
                                                 Second Quarter.........       1,011.66        858.48       974.50
                                                 Third Quarter..........       1,039.58        965.46       995.97
                                                 Fourth Quarter.........       1,111.92      1,018.22     1,111.92
                                                 2004
                                                 First Quarter..........       1,157.76      1,091.33     1,126.21
                                                 Second Quarter.........       1,150.57      1,084.10     1,140.84
                                                 Third Quarter..........       1,129.30      1,063.23     1,114.58
                                                 Fourth Quarter ........       1,213.55      1,094.81     1,211.92
                                                 2005
                                                 First Quarter (through
                                                    January 21, 2005)...       1,202.08      1,167.87     1,167.87


                                                      Nikkei 225 Index          High          Low       Period End
                                                      ----------------          ----          ---       ----------
                                                 1999
                                                 First Quarter..........      16,378.78     13,232.74    15,836.59
                                                 Second Quarter.........      17,782.79     15,972.68    17,529.74
                                                 Third Quarter..........      18,532.58     16,821.06    17,605.46
                                                 Fourth Quarter.........      18,934.34     17,254.17    18,934.34
                                                 2000
                                                 First Quarter..........      20,706.65     18,168.27    20,337.32
                                                 Second Quarter.........      20,833.21     16,008.14    17,411.05
                                                 Third Quarter..........      17,614.66     15,626.96    15,747.26
                                                 Fourth Quarter.........      16,149.08     13,423.21    13,785.69
                                                 2001
                                                 First Quarter..........      14,032.42     11,819.70    12,999.70
                                                 Second Quarter.........      14,529.41     12,574.26    12,969.05
                                                 Third Quarter..........      12,969.05      9,504.41     9,774.68
                                                 Fourth Quarter ........      11,064.30      9,924.23    10,542.62
                                                 2002
                                                 First Quarter..........      11,919.30      9,420.85    11,024.94
                                                 Second Quarter.........      11,979.85     10,074.56    10,621.84
                                                 Third Quarter..........      10,960.25      9,075.09     9,383.29
                                                 Fourth Quarter.........       9,215.56      8,303.39     8,578.95

                                                      Nikkei 225 Index          High          Low       Period End
                                                      ----------------          ----          ---       ----------
                                                 2003
                                                 First Quarter..........       8,790.92      7,862.43     7,972.71
                                                 Second Quarter.........       9,137.14      7,607.88     9,083.11
                                                 Third Quarter..........      11,033.32      9,265.56    10,219.05
                                                 Fourth Quarter.........      11,161.71      9,614.60    10,676.64
                                                 2004
                                                 First Quarter..........      11,770.65     10,365.40    11,715.39
                                                 Second Quarter.........      12,163.89     10,505.05    11,858.87
                                                 Third Quarter..........      11,896.01     10,687.81    10,823.57
                                                 Fourth Quarter ........      11,488.76     10,659.15    11,488.76
                                                 2005
                                                 First Quarter (through
                                                    January 21, 2005)...      11,539.99     11,238.37    11,238.37

Historical Chart..............................    The following chart shows the
                                                  historical values of the
                                                  basket (assuming that the
                                                  multipliers had been
                                                  calculated so that each of the
                                                  Basket Indices would
                                                  represented one third of the
                                                  Initial Basket Value at
                                                  January 21, 2005). The chart
                                                  covers the period from January
                                                  1, 1999 through January 21,
                                                  2005. We obtained the
                                                  information in the chart below
                                                  from Bloomberg Financial
                                                  Markets, without independent
                                                  verification. The historical
                                                  performance of the Basket
                                                  Closing Values and the Basket
                                                  Indices cannot be taken as an
                                                  indication of their future
                                                  performance.

                                                  Historical Basket Value
                                                  January 1, 1999 - January 21,
                                                  2005

                                                  [GRAPHIC OMITTED]

                                                  (Graph depicting historical
                                                  basket value from January 1,
                                                  1999 through January 21, 2005
                                                  with ranges between 7.00 and
                                                  16.00)

Use of Proceeds and Hedging...................    The net proceeds we receive
                                                  from the sale of the Notes
                                                  will be used for general
                                                  corporate purposes and, in
                                                  part, in connection with
                                                  hedging our obligations under
                                                  the Notes through one or more
                                                  of our subsidiaries. The
                                                  original issue price of the
                                                  Notes includes the Agent's
                                                  Commissions (as shown on the
                                                  cover page of this pricing
                                                  supplement) paid with respect
                                                  to the Notes and the cost of
                                                  hedging our obligations under
                                                  the Notes. The cost of hedging
                                                  includes the projected profit
                                                  that our subsidiaries expect
                                                  to realize
                                                  in consideration for assuming
                                                  the risks inherent in managing
                                                  the hedging transactions.
                                                  Since hedging our obligations
                                                  entails risk and may be
                                                  influenced by market forces
                                                  beyond our or our
                                                  subsidiaries' control, such
                                                  hedging may result in a profit
                                                  that is more or less than
                                                  initially projected, or could
                                                  result in a loss. See also
                                                  "Use of Proceeds" in the
                                                  accompanying prospectus.

                                                  On the date of this pricing
                                                  supplement, we, through our
                                                  subsidiaries or others, hedged
                                                  our anticipated exposure in
                                                  connection with the Notes by
                                                  taking positions in futures
                                                  contracts on the Basket
                                                  Indices. Such purchase
                                                  activity could potentially
                                                  have increased the value of
                                                  the Basket Indices, and,
                                                  therefore, the value at which
                                                  the Basket Indices must close
                                                  on the Determination Dates
                                                  before you would receive at
                                                  maturity a payment that
                                                  exceeds the principal amount
                                                  of the Notes. In addition,
                                                  through our subsidiaries, we
                                                  are likely to modify our hedge
                                                  position throughout the life
                                                  of the Notes, including on
                                                  Determination Dates, by
                                                  purchasing and selling the
                                                  stocks underlying the Basket
                                                  Indices, futures or options
                                                  contracts on the Basket
                                                  Indices or their component
                                                  stocks listed on major
                                                  securities markets or
                                                  positions in any other
                                                  available securities or
                                                  instruments that we may wish
                                                  to use in connection with such
                                                  hedging activities, including
                                                  by selling any such securities
                                                  or instruments on the
                                                  Determination Dates. We cannot
                                                  give any assurance that our
                                                  hedging activities will not
                                                  affect the value of the Basket
                                                  Indices and, therefore,
                                                  adversely affect the value of
                                                  the Basket Indices on the
                                                  Determination Dates or the
                                                  payment that you will receive
                                                  at maturity.

Supplemental Information Concerning
  Plan of Distribution........................    Under the terms and subject to
                                                  the conditions contained in
                                                  the U.S. distribution
                                                  agreement referred to in the
                                                  prospectus supplement under
                                                  "Plan of Distribution," the
                                                  Agent, acting as principal for
                                                  its own account, has agreed to
                                                  purchase, and we have agreed
                                                  to sell, the principal amount
                                                  of Notes set forth on the
                                                  cover of this pricing
                                                  supplement. The Agent proposes
                                                  initially to offer the Notes
                                                  directly to the public at the
                                                  public offering price set
                                                  forth on the cover page of
                                                  this pricing supplement. The
                                                  Agent may allow a concession
                                                  not in excess of $.25 per Note
                                                  to other dealers, which may
                                                  include Morgan Stanley & Co.
                                                  International Limited and Bank
                                                  Morgan Stanley AG. We expect
                                                  to deliver the Notes against
                                                  payment therefor in New York,
                                                  New York on January 26, 2005.
                                                  After the initial offering,
                                                  the Agent may vary the
                                                  offering price and other
                                                  selling terms from time to
                                                  time.

                                                  In order to facilitate the
                                                  offering of the Notes, the
                                                  Agent may engage in
                                                  transactions that stabilize,
                                                  maintain or otherwise affect
                                                  the price of the Notes.
                                                  Specifically, the Agent may
                                                  sell more Notes than it is
                                                  obligated to purchase in
                                                  connection with the offering,
                                                  creating a naked short
                                                  position in the Notes for its
                                                  own account. The Agent must
                                                  close out any naked short
                                                  position by purchasing the
                                                  Notes in the open
                                                  market. A naked short position
                                                  is more likely to be created
                                                  if the Agent is concerned that
                                                  there may be downward pressure
                                                  on the price of the Notes in
                                                  the open market after pricing
                                                  that could adversely affect
                                                  investors who purchase in the
                                                  offering. As an additional
                                                  means of facilitating the
                                                  offering, the Agent may bid
                                                  for, and purchase, Notes or
                                                  the individual stocks
                                                  underlying the Basket Indices
                                                  in the open market to
                                                  stabilize the price of the
                                                  Notes. Any of these activities
                                                  may raise or maintain the
                                                  market price of the Notes
                                                  above independent market
                                                  levels or prevent or retard a
                                                  decline in the market price of
                                                  the Notes. The Agent is not
                                                  required to engage in these
                                                  activities, and may end any of
                                                  these activities at any time.
                                                  An affiliate of the Agent has
                                                  entered into a hedging
                                                  transaction with us in
                                                  connection with this offering
                                                  of Notes. See "--Use of
                                                  Proceeds and Hedging" above.

                                                  General

                                                  No action has been or will be
                                                  taken by us, the Agent or any
                                                  dealer that would permit a
                                                  public offering of the Notes
                                                  or possession or distribution
                                                  of this pricing supplement or
                                                  the accompanying prospectus
                                                  supplement or prospectus in
                                                  any jurisdiction, other than
                                                  the United States, where
                                                  action for that purpose is
                                                  required. No offers, sales or
                                                  deliveries of the Notes, or
                                                  distribution of this pricing
                                                  supplement or the accompanying
                                                  prospectus supplement or
                                                  prospectus or any other
                                                  offering material relating to
                                                  the Notes, may be made in or
                                                  from any jurisdiction except
                                                  in circumstances which will
                                                  result in compliance with any
                                                  applicable laws and
                                                  regulations and will not
                                                  impose any obligations on us,
                                                  the Agent or any dealer.

                                                  The Agent has represented and
                                                  agreed, and each dealer
                                                  through which we may offer the
                                                  Notes has represented and
                                                  agreed, that it (i) will
                                                  comply with all applicable
                                                  laws and regulations in force
                                                  in each non-U.S. jurisdiction
                                                  in which it purchases, offers,
                                                  sells or delivers the Notes or
                                                  possesses or distributes this
                                                  pricing supplement and the
                                                  accompanying prospectus
                                                  supplement and prospectus and
                                                  (ii) will obtain any consent,
                                                  approval or permission
                                                  required by it for the
                                                  purchase, offer or sale by it
                                                  of the Notes under the laws
                                                  and regulations in force in
                                                  each non-U.S. jurisdiction to
                                                  which it is subject or in
                                                  which it makes purchases,
                                                  offers or sales of the Notes.
                                                  We shall not have
                                                  responsibility for the Agent's
                                                  or any dealer's compliance
                                                  with the applicable laws and
                                                  regulations or obtaining any
                                                  required consent, approval or
                                                  permission.

                                                  Brazil

                                                  The Notes may not be offered
                                                  or sold to the public in
                                                  Brazil. Accordingly, the
                                                  offering of the Notes has not
                                                  been submitted to the Comissao
                                                  de Valores Mobiliarios for
                                                  approval. Documents relating
                                                  to this offering, as well as
                                                  the information contained
                                                  herein and therein, may not be
                                                  supplied to the public as a
                                                  public offering in Brazil or
                                                  be used in connection with any
                                                  offer for subscription or sale
                                                  to the public in Brazil.

                                                  Chile

                                                  The Notes have not been
                                                  registered with the
                                                  Superintendencia de Valores y
                                                  Seguros in Chile and may not
                                                  be offered or sold publicly in
                                                  Chile. No offer, sales or
                                                  deliveries of the Notes, or
                                                  distribution of this pricing
                                                  supplement or the accompanying
                                                  prospectus supplement or
                                                  prospectus, may be made in or
                                                  from Chile except in
                                                  circumstances which will
                                                  result in compliance with any
                                                  applicable Chilean laws and
                                                  regulations.

                                                  Hong Kong

                                                  The Notes may not be offered
                                                  or sold in Hong Kong, by means
                                                  of any document, other than to
                                                  persons whose ordinary
                                                  business it is to buy or sell
                                                  shares or debentures, whether
                                                  as principal or agent, or in
                                                  circumstances which do not
                                                  constitute an offer to the
                                                  public within the meaning of
                                                  the Companies Ordinance (Cap.
                                                  32) of Hong Kong. The Agent
                                                  has not issued and will not
                                                  issue any advertisement,
                                                  invitation or document
                                                  relating to the Notes, whether
                                                  in Hong Kong or elsewhere,
                                                  which is directed at, or the
                                                  contents of which are likely
                                                  to be accessed or read by, the
                                                  public in Hong Kong (except if
                                                  permitted to do so under the
                                                  securities laws of Hong Kong)
                                                  other than with respect to
                                                  Notes which are intended to be
                                                  disposed of only to persons
                                                  outside Hong Kong or only to
                                                  "professional investors"
                                                  within the meaning of the
                                                  Securities and Futures
                                                  Ordinance (Cap. 571) of Hong
                                                  Kong and any rules made
                                                  thereunder.

                                                  Mexico

                                                  The Notes have not been
                                                  registered with the National
                                                  Registry of Securities
                                                  maintained by the Mexican
                                                  National Banking and
                                                  Securities Commission and may
                                                  not be offered or sold
                                                  publicly in Mexico. This
                                                  pricing supplement and the
                                                  accompanying prospectus
                                                  supplement and prospectus may
                                                  not be publicly distributed in
                                                  Mexico.

                                                  Singapore

                                                  This pricing supplement and
                                                  the accompanying prospectus
                                                  supplement and prospectus have
                                                  not been registered as a
                                                  prospectus with the Monetary
                                                  Authority of Singapore.
                                                  Accordingly, this pricing
                                                  supplement and the
                                                  accompanying prospectus
                                                  supplement and prospectus used
                                                  in connection with the offer
                                                  or sale, or invitation for
                                                  subscription or purchase, of
                                                  the Notes may not be
                                                  circulated or distributed, nor
                                                  may the Notes be offered or
                                                  sold, or be made the subject
                                                  of an invitation for
                                                  subscription or purchase,
                                                  whether directly or
                                                  indirectly, to persons in
                                                  Singapore other than under
                                                  circumstances in which such
                                                  offer, sale or invitation does
                                                  not constitute an offer or
                                                  sale, or invitation for
                                                  subscription or purchase, of
                                                  the Notes to the public in
                                                  Singapore.

License Agreement between STOXX Limited
  and Morgan Stanley..........................    STOXX Limited and Morgan
                                                  Stanley have entered into a
                                                  non-exclusive license
                                                  agreement providing for the
                                                  license to Morgan Stanley, and
                                                  certain of its affiliated or
                                                  subsidiary companies, in
                                                  exchange for a fee, of the
                                                  right to use the Euro STOXX 50
                                                  Index, which is owned and
                                                  published by STOXX Limited, in
                                                  connection with securities,
                                                  including the Notes.

                                                  The license agreement between
                                                  STOXX Limited and Morgan
                                                  Stanley provides that the
                                                  following language must be set
                                                  forth in this pricing
                                                  supplement:

                                                  The Notes are not sponsored,
                                                  endorsed, sold or promoted by
                                                  STOXX Limited. STOXX Limited
                                                  makes no representation or
                                                  warranty, express or implied,
                                                  to the owners of the Notes or
                                                  any member of the public
                                                  regarding the advisability of
                                                  investing in securities
                                                  generally or in the Notes
                                                  particularly. STOXX Limited's
                                                  only relationship to Morgan
                                                  Stanley is the licensing of
                                                  certain trademarks, trade
                                                  names and service marks of
                                                  STOXX Limited and the Dow
                                                  Jones EURO STOXX 50(SM) Index
                                                  which is determined, composed
                                                  and calculated by STOXX
                                                  Limited without regard to
                                                  Morgan Stanley or the Notes.
                                                  STOXX Limited has no
                                                  obligation to take the needs
                                                  of Morgan Stanley or the
                                                  owners of the Notes into
                                                  consideration in determining,
                                                  composing or calculating the
                                                  Dow Jones EURO STOXX 50(SM)
                                                  Index. STOXX Limited is not
                                                  responsible for and has not
                                                  participated in the
                                                  determination of the timing
                                                  of, prices at, or quantities
                                                  of the Notes to be issued or
                                                  in the determination or
                                                  calculation of the equation by
                                                  which the Notes are to be
                                                  converted into cash. STOXX
                                                  Limited has no obligation or
                                                  liability in connection with
                                                  the administration, marketing
                                                  or trading of the Notes.

                                                  STOXX LIMITED DOES NOT
                                                  GUARANTEE THE ACCURACY AND/OR
                                                  THE COMPLETENESS OF THE DOW
                                                  JONES EURO STOXX 50(SM) INDEX
                                                  OR ANY DATA INCLUDED THEREIN
                                                  AND STOXX LIMITED SHALL HAVE
                                                  NO LIABILITY FOR ANY ERRORS,
                                                  OMISSIONS, OR INTERRUPTIONS
                                                  THEREIN. STOXX LIMITED MAKES
                                                  NO WARRANTY, EXPRESS OR
                                                  IMPLIED, AS TO RESULTS TO BE
                                                  OBTAINED BY MORGAN STANLEY,
                                                  OWNERS OF THE NOTES, OR ANY
                                                  OTHER PERSON OR ENTITY FROM
                                                  THE USE OF THE DOW JONES EURO
                                                  STOXX 50(SM) INDEX OR ANY DATA
                                                  INCLUDED THEREIN. STOXX
                                                  LIMITED MAKES NO EXPRESS OR
                                                  IMPLIED WARRANTIES, AND
                                                  EXPRESSLY DISCLAIMS ALL
                                                  WARRANTIES, OF MERCHANTABILITY
                                                  OR FITNESS FOR A PARTICULAR
                                                  PURPOSE OR USE WITH RESPECT TO
                                                  THE DOW JONES EURO STOXX
                                                  50(SM) INDEX OR ANY DATA
                                                  INCLUDED THEREIN. WITHOUT
                                                  LIMITING ANY OF THE FOREGOING,
                                                  IN NO EVENT SHALL STOXX
                                                  LIMITED HAVE ANY LIABILITY FOR
                                                  ANY LOST PROFITS OR INDIRECT,
                                                  PUNITIVE, SPECIAL OR
                                                  CONSEQUENTIAL DAMAGES OR
                                                  LOSSES, EVEN IF NOTIFIED OF
                                                  THE POSSIBILITY THEREOF. THERE
                                                  ARE NO THIRD PARTY
                                                  BENEFICIARIES

                                                  OF ANY AGREEMENTS OR
                                                  ARRANGEMENTS BETWEEN STOXX
                                                  LIMITED AND MORGAN STANLEY.

                                                  "Dow Jones EURO STOXX(SM)" and
                                                  "STOXX(SM)" are service marks
                                                  of STOXX Limited and have been
                                                  licensed for use for certain
                                                  purposes by Morgan Stanley.
                                                  Morgan Stanley's Capital
                                                  Protected Notes(SM) due June
                                                  30, 2008 Based on the Value of
                                                  a Basket of Three Indices are
                                                  not sponsored, endorsed, sold
                                                  or promoted by STOXX Limited,
                                                  and STOXX Limited makes no
                                                  representation regarding the
                                                  advisability of investing in
                                                  the Notes.

License Agreement between S&P
  and Morgan Stanley..........................    S&P and Morgan Stanley have
                                                  entered into a non-exclusive
                                                  license agreement providing
                                                  for the license to Morgan
                                                  Stanley, and certain of its
                                                  affiliated or subsidiary
                                                  companies, in exchange for a
                                                  fee, of the right to use the
                                                  S&P 500 Index, which is owned
                                                  and published by S&P, in
                                                  connection with securities,
                                                  including the Notes.

                                                  The license agreement between
                                                  S&P and Morgan Stanley
                                                  provides that the following
                                                  language must be set forth in
                                                  this pricing supplement:

                                                  The Notes are not sponsored,
                                                  endorsed, sold or promoted by
                                                  S&P. S&P makes no
                                                  representation or warranty,
                                                  express or implied, to the
                                                  owners of the Notes or any
                                                  member of the public regarding
                                                  the advisability of investing
                                                  in securities generally or in
                                                  the Notes particularly or the
                                                  ability of the S&P 500 Index
                                                  to track general stock market
                                                  performance. S&P's only
                                                  relationship to us is the
                                                  licensing of certain
                                                  trademarks and trade names of
                                                  S&P and of the S&P 500 Index,
                                                  which is determined, composed
                                                  and calculated by S&P without
                                                  regard to us or the Notes. S&P
                                                  has no obligation to take our
                                                  needs or the needs of the
                                                  owners of the Notes into
                                                  consideration in determining,
                                                  composing or calculating the
                                                  S&P 500 Index. S&P is not
                                                  responsible for and has not
                                                  participated in the
                                                  determination of the timing
                                                  of, prices at, or quantities
                                                  of the Notes to be issued or
                                                  in the determination or
                                                  calculation of the equation by
                                                  which the Notes are to be
                                                  converted into cash. S&P has
                                                  no obligation or liability in
                                                  connection with the
                                                  administration, marketing or
                                                  trading of the Notes.

                                                  S&P DOES NOT GUARANTEE THE
                                                  ACCURACY AND/OR THE
                                                  COMPLETENESS OF THE S&P 500
                                                  INDEX OR ANY DATA INCLUDED
                                                  THEREIN. S&P MAKES NO
                                                  WARRANTY, EXPRESS OR IMPLIED,
                                                  AS TO RESULTS TO BE OBTAINED
                                                  BY MORGAN STANLEY, OWNERS OF
                                                  THE NOTES, OR ANY OTHER PERSON
                                                  OR ENTITY FROM THE USE OF THE
                                                  S&P 500 INDEX OR ANY DATA
                                                  INCLUDED THEREIN IN CONNECTION
                                                  WITH THE RIGHTS LICENSED UNDER
                                                  THE LICENSE AGREEMENT
                                                  DESCRIBED HEREIN OR FOR ANY
                                                  OTHER USE. S&P MAKES NO
                                                  EXPRESS OR IMPLIED WARRANTIES,
                                                  AND HEREBY EXPRESSLY DISCLAIMS
                                                  ALL WARRANTIES OF
                                                  MERCHANTABILITY OR FITNESS FOR
                                                  A PARTICULAR PURPOSE OR USE
                                                  WITH

                                                  RESPECT TO THE S&P 500 INDEX
                                                  OR ANY DATA INCLUDED THEREIN.
                                                  WITHOUT LIMITING ANY OF THE
                                                  FOREGOING, IN NO EVENT SHALL
                                                  S&P HAVE ANY LIABILITY FOR ANY
                                                  SPECIAL, PUNITIVE, INDIRECT OR
                                                  CONSEQUENTIAL DAMAGES
                                                  (INCLUDING LOST PROFITS), EVEN
                                                  IF NOTIFIED OF THE POSSIBILITY
                                                  OF SUCH DAMAGES.

                                                  "Standard & Poor's(R),"
                                                  "S&P(R)," "S&P 500(R),"
                                                  "Standard & Poor's 500" and
                                                  "500" are trademarks of The
                                                  McGraw-Hill Companies, Inc.
                                                  and have been licensed for use
                                                  by Morgan Stanley.

License Agreement between NIKKEI
and Morgan Stanley............................    As of the Settlement Date, we
                                                  will have received the consent
                                                  of NIKKEI, the publisher of
                                                  the Nikkei 225 Index, to use
                                                  and refer to the Nikkei 225
                                                  Index in connection with the
                                                  Notes. NIKKEI has the
                                                  copyright to the Nikkei 225
                                                  Index. All rights to the
                                                  Nikkei 225 Index are owned by
                                                  NIKKEI. We, the Calculation
                                                  Agent and the Trustee disclaim
                                                  all responsibility for the
                                                  calculation or other
                                                  maintenance of or any
                                                  adjustments to the Nikkei 225
                                                  Index. NIKKEI has the right to
                                                  change the contents of the
                                                  Nikkei 225 Index and to cease
                                                  compilation and publication of
                                                  the Nikkei 225 Index. In
                                                  addition, NIKKEI has no
                                                  relationship to us or the
                                                  Notes; it does not sponsor,
                                                  endorse, authorize, sell or
                                                  promote the Notes, and has no
                                                  obligation or liability in
                                                  connection with the
                                                  administration, marketing or
                                                  trading of the Notes or with
                                                  the calculation of the
                                                  Supplemental Redemption
                                                  Amount, as described above.

ERISA Matters for Pension Plans
  and Insurance Companies.....................    Each fiduciary of a pension,
                                                  profit-sharing or other
                                                  employee benefit plan subject
                                                  to the Employee Retirement
                                                  Income Security Act of 1974,
                                                  as amended ("ERISA"), (a
                                                  "Plan") should consider the
                                                  fiduciary standards of ERISA
                                                  in the context of the Plan's
                                                  particular circumstances
                                                  before authorizing an
                                                  investment in the Notes.
                                                  Accordingly, among other
                                                  factors, the fiduciary should
                                                  consider whether the
                                                  investment would satisfy the
                                                  prudence and diversification
                                                  requirements of ERISA and
                                                  would be consistent with the
                                                  documents and instruments
                                                  governing the Plan.

                                                  In addition, we and certain of
                                                  our subsidiaries and
                                                  affiliates, including MS & Co.
                                                  and Morgan Stanley DW Inc.
                                                  (formerly Dean Witter Reynolds
                                                  Inc.) ("MSDWI"), may each be
                                                  considered a "party in
                                                  interest" within the meaning
                                                  of ERISA, or a "disqualified
                                                  person" within the meaning of
                                                  the Internal Revenue Code of
                                                  1986, as amended (the "Code"),
                                                  with respect to many Plans, as
                                                  well as many individual
                                                  retirement accounts and Keogh
                                                  plans (also "Plans"). Unless
                                                  an exemption applies,
                                                  prohibited transactions within
                                                  the meaning of ERISA or the
                                                  Code could arise, for example,
                                                  if the Notes are acquired by
                                                  or with the assets of a Plan
                                                  with respect to which MS &
                                                  Co., MSDWI or any of their
                                                  affiliates is a service
                                                  provider.

                                                  We have obtained from the
                                                  Department of Labor an
                                                  exemption from the prohibited
                                                  transaction rules that will in
                                                  most cases cover
                                                  the purchase and holding of
                                                  Notes by a Plan for whom we or
                                                  one of our affiliates is a
                                                  service provider. In order for
                                                  this exemption to apply, the
                                                  decision to invest in the
                                                  Notes must be made by a Plan
                                                  fiduciary, or a Plan
                                                  participant (in the case of
                                                  Plans that provide for
                                                  participant-directed
                                                  investments), who is
                                                  independent from us and from
                                                  our affiliates. At the time of
                                                  a Plan's acquisition of any
                                                  Notes, no more than 15% of the
                                                  Plan's assets should be
                                                  invested in Notes.

                                                  The exemption described above
                                                  was issued by the Department
                                                  of Labor pursuant to its
                                                  "Expedited Exemption
                                                  Procedure" under Prohibited
                                                  Transaction Class Exemption
                                                  96-62. Copies of both the
                                                  proposed and final exemption
                                                  are available from us upon
                                                  request. Purchasers of the
                                                  Notes have exclusive
                                                  responsibility for ensuring
                                                  that their purchase and
                                                  holding of the Notes do not
                                                  violate the prohibited
                                                  transaction or other rules of
                                                  ERISA or the Code. In
                                                  addition, purchasers of the
                                                  Notes acquiring or holding the
                                                  Notes with the assets of a
                                                  governmental or church plan
                                                  shall be deemed to represent
                                                  by their purchase and holding
                                                  of the Notes that such
                                                  purchase or holding does not
                                                  violate any prohibitions
                                                  imposed under federal, state
                                                  or local law or any other
                                                  rules or similar regulations
                                                  applicable to such plan.

United States Federal Income Taxation.........    The following summary is based
                                                  on the opinion of Davis Polk &
                                                  Wardwell, our special tax
                                                  counsel, and is a general
                                                  discussion of the principal
                                                  U.S. federal income tax
                                                  consequences to initial
                                                  investors in the Notes that
                                                  (i) purchase the Notes at
                                                  their Issue Price and (ii)
                                                  will hold the Notes as capital
                                                  assets within the meaning of
                                                  Section 1221 of the Code.
                                                  Unless otherwise specifically
                                                  indicated, this summary is
                                                  based on the Code,
                                                  administrative pronouncements,
                                                  judicial decisions and
                                                  currently effective and
                                                  proposed Treasury regulations,
                                                  changes to any of which
                                                  subsequent to the date of this
                                                  pricing supplement may affect
                                                  the tax consequences described
                                                  herein. This summary does not
                                                  address all aspects of U.S.
                                                  federal income taxation that
                                                  may be relevant to a
                                                  particular investor in light
                                                  of the investor's individual
                                                  circumstances or to certain
                                                  types of investors subject to
                                                  special treatment under the
                                                  U.S. federal income tax laws,
                                                  such as:

                                                  o  certain financial
                                                     institutions;
                                                  o  tax-exempt organizations;
                                                  o  dealers and certain traders
                                                     in securities or foreign
                                                     currencies;
                                                  o  investors holding a Note as
                                                     part of a hedging
                                                     transaction, straddle,
                                                     conversion or other
                                                     integrated transaction;
                                                  o  U.S. Holders, as defined
                                                     below, whose functional
                                                     currency is not the U.S.
                                                     dollar;
                                                  o  partnerships;
                                                  o  nonresident alien
                                                     individuals who have lost
                                                     their United States
                                                     citizenship or who have
                                                     ceased to be taxed as
                                                     United States resident
                                                     aliens;
                                                  o  corporations that are
                                                     treated as foreign personal
                                                     holding companies,
                                                     controlled foreign
                                                     corporations or passive
                                                     foreign investment
                                                     companies;

                                                  o  Non-U.S. Holders, as
                                                     defined below, that are
                                                     owned or controlled by
                                                     persons subject to U.S.
                                                     federal income tax;
                                                  o  Non-U.S. Holders for whom
                                                     income or gain in respect
                                                     of a Note is effectively
                                                     connected with a trade or
                                                     business in the United
                                                     States; and
                                                  o  Non-U.S. Holders who are
                                                     individuals having a "tax
                                                     home" (as defined in
                                                     Section 911(d)(3) of the
                                                     Code) in the United States.

                                                  If you are considering
                                                  purchasing the Notes, you are
                                                  urged to consult your own tax
                                                  advisor with regard to the
                                                  application of the U.S.
                                                  federal income tax laws to
                                                  your particular situation
                                                  (including alternative
                                                  characterizations of the
                                                  Notes) as well as any tax
                                                  consequences arising under the
                                                  laws of any state, local or
                                                  foreign taxing jurisdiction.

                                                  U.S. Holders

                                                  This section only applies to
                                                  you if you are a U.S. Holder
                                                  and is only a brief summary of
                                                  the U.S. federal income tax
                                                  consequences of the ownership
                                                  and disposition of the Notes.
                                                  As used herein, the term "U.S.
                                                  Holder" means a beneficial
                                                  owner of a Note that is for
                                                  U.S. federal income tax
                                                  purposes:

                                                  o  a citizen or resident of
                                                     the United States;
                                                  o  a corporation created or
                                                     organized in or under the
                                                     laws of the United States
                                                     or of any political
                                                     subdivision thereof; or
                                                  o  an estate or trust the
                                                     income of which is subject
                                                     to U.S. federal income
                                                     taxation regardless of its
                                                     source.

                                                  The Notes will be treated as
                                                  "contingent payment debt
                                                  instruments" for U.S. federal
                                                  income tax purposes. U.S.
                                                  Holders should refer to the
                                                  discussions under "United
                                                  States Federal
                                                  Taxation--Notes--Notes Linked
                                                  to Commodity Prices, Single
                                                  Securities, Baskets of
                                                  Securities or Indices" and
                                                  "United States Federal
                                                  Taxation--Backup Withholding"
                                                  in the accompanying prospectus
                                                  supplement for a full
                                                  description of the U.S.
                                                  federal income tax and
                                                  withholding consequences of
                                                  ownership and disposition of a
                                                  contingent payment debt
                                                  instrument.

                                                  In summary, U.S. Holders will,
                                                  regardless of their method of
                                                  accounting for U.S. federal
                                                  income tax purposes, be
                                                  required to accrue original
                                                  issue discount ("OID") as
                                                  interest income on the Notes
                                                  on a constant yield basis in
                                                  each year that they hold the
                                                  Notes, despite the fact that
                                                  no stated interest will
                                                  actually be paid on the Notes.
                                                  As a result, U.S. Holders will
                                                  be required to pay taxes
                                                  annually on the amount of
                                                  accrued OID, even though no
                                                  cash will be paid on the Notes
                                                  from which to pay such taxes.
                                                  In addition, any gain
                                                  recognized by U.S. Holders on
                                                  the sale or exchange, or at
                                                  maturity, of the Notes will
                                                  generally be treated as
                                                  ordinary income.

                                                  The rate of accrual of OID on
                                                  the Notes is the yield at
                                                  which we would issue a fixed
                                                  rate debt instrument with
                                                  terms similar to those of the
                                                  Notes or the applicable
                                                  federal rate, whichever is
                                                  greater (our "comparable
                                                  yield"), and is determined at
                                                  the time of the issuance of
                                                  the Notes. We have determined
                                                  that the "comparable yield" is
                                                  an annual rate of 3.9078%
                                                  compounded annually. Based on
                                                  our determination of the
                                                  comparable yield, the
                                                  "projected payment schedule"
                                                  for a Note (assuming an issue
                                                  price of $10) consists of a
                                                  projected amount equal to
                                                  $11.4069 due at maturity.

                                                  The following table states the
                                                  amount of OID that will be
                                                  deemed to have accrued with
                                                  respect to a Note for each
                                                  accrual period (which accrual
                                                  periods are computed using a
                                                  day count convention of 30
                                                  days per month and 360 days
                                                  per year) that ends in each
                                                  twelve-month period (other
                                                  than the initial and final
                                                  periods) ending on December 31
                                                  of each year, based upon our
                                                  determination of the
                                                  comparable yield and the
                                                  projected payment schedule (as
                                                  described below):

                                                                                        OID        TOTAL OID DEEMED
                                                                                     DEEMED TO     TO HAVE ACCRUED
                                                                                   ACCRUE DURING    FROM ORIGINAL
                                                                                      ACCRUAL      ISSUE DATE (PER
                                                                                    PERIOD (PER    NOTE) AS OF END
                                                          ACCRUAL PERIOD               NOTE)      OF ACCRUAL PERIOD
                                                 ------------------------------    -------------  -----------------
                                                 Original Issue Date through
                                                    December 31, 2005..........          $.3626         $.3626
                                                 January 1, 2006 through
                                                    December 31, 2006..........          $.4049         $.7675
                                                 January 1, 2007 through
                                                    December 31, 2007..........          $.4208        $1.1883
                                                 January 1, 2008 through
                                                    June 30, 2008..............          $.2186        $1.4069

                                                  The comparable yield and the
                                                  projected payment schedule are
                                                  not provided for any purpose
                                                  other than the determination
                                                  of U.S. Holders' OID accruals
                                                  and adjustments in respect of
                                                  the Notes, and we make no
                                                  representation regarding the
                                                  actual amounts of payments on
                                                  a Note.

                                                  Non-U.S. Holders

                                                  This section only applies to
                                                  you if you are a Non-U.S.
                                                  Holder. As used herein, the
                                                  term "Non-U.S. Holder" means a
                                                  beneficial owner of a Note
                                                  that is for U.S. federal
                                                  income tax purposes:

                                                  o  a nonresident alien
                                                     individual;
                                                  o  a foreign corporation; or
                                                  o  a foreign trust or estate.

                                                  Tax Treatment upon Maturity,
                                                  Sale, Exchange or Disposition
                                                  of a Note. Subject to the
                                                  discussion below concerning
                                                  backup withholding, payments
                                                  on a Note by us or a paying
                                                  agent to a Non-U.S. Holder and
                                                  gain realized by a Non-U.S.
                                                  Holder on the sale, exchange
                                                  or other disposition of a Note
                                                  will not be subject to U.S.
                                                  federal income or withholding
                                                  tax; provided that:

                                                  o  such Non-U.S. Holder does
                                                     not own, actually or
                                                     constructively, 10% or more
                                                     of the total combined
                                                     voting power of all classes
                                                     of stock of Morgan Stanley
                                                     entitled to vote and is not
                                                     a bank receiving interest
                                                     described in Section
                                                     881(c)(3)(A) of the Code;
                                                  o  the certification required
                                                     by Section 871(h) or
                                                     Section 881(c) of the Code
                                                     has been provided with
                                                     respect to the Non-U.S.
                                                     Holder, as discussed below.

                                                  Certification Requirements.
                                                  Sections 871(h) and 881(c) of
                                                  the Code require that, in
                                                  order to obtain an exemption
                                                  from withholding tax in
                                                  respect of payments on the
                                                  Notes that are, for U.S.
                                                  federal income tax purposes,
                                                  treated as interest, the
                                                  beneficial owner of a Note
                                                  certifies on Internal Revenue
                                                  Service Form W-8BEN, under
                                                  penalties of perjury, that it
                                                  is not a "United States
                                                  person" within the meaning of
                                                  Section 7701(a)(30) of the
                                                  Code. If you are a prospective
                                                  investor, you are urged to
                                                  consult your own tax advisor
                                                  regarding the reporting
                                                  requirements.

                                                  Estate Tax. Subject to
                                                  benefits provided by an
                                                  applicable estate tax treaty,
                                                  a Note held by an individual
                                                  who is a Non-U.S. Holder will
                                                  not be subject to U.S. federal
                                                  estate tax upon the
                                                  individual's death unless, at
                                                  such time, interest payments
                                                  on the Notes would have been:

                                                  o  subject to U.S. federal
                                                     withholding tax without
                                                     regard to the W-8BEN
                                                     certification requirement
                                                     described above, not taking
                                                     into account an elimination
                                                     of such U.S. federal
                                                     withholding tax due to the
                                                     application of an income
                                                     tax treaty; or
                                                  o  effectively connected to
                                                     the conduct by the holder
                                                     of a trade or business in
                                                     the United States.

                                                  If you are considering
                                                  purchasing the Notes, you are
                                                  urged to consult your own tax
                                                  advisor regarding the U.S.
                                                  federal estate tax
                                                  consequences of investing in
                                                  the Notes.

                                                  Information Reporting and
                                                  Backup Withholding.
                                                  Information returns may be
                                                  filed with the U.S. Internal
                                                  Revenue Service (the "IRS") in
                                                  connection with the payments
                                                  on the Notes at maturity as
                                                  well as in connection with the
                                                  proceeds from a sale, exchange
                                                  or other disposition. The
                                                  Non-U.S. Holder may be subject
                                                  to U.S. backup withholding on
                                                  such payments or proceeds,
                                                  unless the Non-U.S. Holder
                                                  complies with certification
                                                  requirements to establish that
                                                  it is not a United States
                                                  person, as described above.
                                                  The certification requirements
                                                  of Sections 871(h) and 881(c)
                                                  of the Code, described above,
                                                  will satisfy the certification
                                                  requirements necessary to
                                                  avoid backup withholding as
                                                  well. The amount of any backup
                                                  withholding from a payment to
                                                  a Non-U.S. Holder will be
                                                  allowed as a credit against
                                                  the Non-U.S. Holder's U.S.
                                                  federal income tax liability
                                                  and may entitle the Non-U.S.
                                                  Holder to a refund, provided
                                                  that the required information
                                                  is furnished to the IRS.